AIRGATE PCS, INC.
                            AGW LEASING COMPANY, INC.
                          AIRGATE NETWORK SERVICES, LLC
                          AIRGATE SERVICE COMPANY, INC.

                         ______________________________

                     $175,000,000 AGGREGATE PRINCIPAL AMOUNT

           FIRST PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2011

                         ______________________________

                                    INDENTURE

                          DATED AS OF OCTOBER 25, 2004

                         ______________________________

                    The Bank of New York Trust Company, N.A.

                                     Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture                                               Section
Act Section                                                   Indenture
   310 (a)(1)...............................................  7.10
       (a)(2)...............................................  7.10
       (a)(3)...............................................  N.A.
       (a)(4)...............................................  N.A.
       (a)(5)...............................................  7.10
       (b)..................................................  7.3; 7.10
       (c)..................................................  N.A.
   311 (a)..................................................  7.11
       (b)..................................................  7.11
       (c)..................................................  N.A.
   312 (a)..................................................  2.5
       (b)..................................................  12.3
       (c)..................................................  12.3
   313 (a)..................................................  7.6
       (b)(1)...............................................  7.6
       (b)(2)...............................................  7.6; 7.7
       (c)..................................................  7.6; 12.2
       (d)..................................................  7.6
   314 (a)..................................................  4.3; 12.5
       (b)..................................................  10.2
       (c)(1)...............................................  12.4
       (c)(2)...............................................  12.4
       (c)(3)...............................................  N.A.
       (d)..................................................  9.1, 10.4, 10.5
       (e)..................................................  12.5
       (f)..................................................  N.A.
   315 (a)..................................................  7.1
       (b)..................................................  7.5; 12.2
       (c)..................................................  7.1
       (d)..................................................  7.1
       (e)..................................................  6.11
   316 (a) (last sentence)..................................  2.9
       (a)(1)(A)............................................  6.5
   316 (a)(1)(B)............................................  6.4
       (a)(2)...............................................  N.A.
       (b)..................................................  6.7
       (c)..................................................  2.13
   317 (a)(1)...............................................  6.8
       (a)(2)...............................................  6.9
       (b)..................................................  2.4
   318 (a)..................................................  12.1
       (b)..................................................  N.A.
       (c)..................................................  12.1
____________________________
N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.



                                TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1         Definitions..............................................1
SECTION 1.2         Other Definitions.......................................17
SECTION 1.3         Incorporation by Reference of Trust Indenture Act.......18
SECTION 1.4         Rules of Construction...................................18

                                   ARTICLE II

                                    THE NOTES

SECTION 2.1         Form and Dating........................................18
SECTION 2.2         Execution and Authentication...........................20
SECTION 2.3         Registrar, Paying Agent................................20
SECTION 2.4         Paying Agent to Hold Money in Trust....................21
SECTION 2.5         Holder Lists...........................................21
SECTION 2.6         Book-Entry Provisions for Global Securities............21
SECTION 2.7         Replacement Notes......................................23
SECTION 2.8         Outstanding Notes......................................23
SECTION 2.9         Treasury Notes.........................................23
SECTION 2.10        Temporary Notes........................................24
SECTION 2.11        Cancellation...........................................24
SECTION 2.12        Defaulted Interest.....................................24
SECTION 2.13        Record Date............................................24
SECTION 2.14        Computation of Interest................................24
SECTION 2.15        CUSIP Number...........................................24
SECTION 2.16        Special Transfer Provisions............................25
SECTION 2.17        Issuance of Additional Notes...........................26

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

SECTION 3.1         Notices to Trustee......................................26
SECTION 3.2         Selection of Notes to be Redeemed.......................27
SECTION 3.3         Notice of Redemption....................................27
SECTION 3.4         Effect of Notice of Redemption..........................28
SECTION 3.5         Deposit of Redemption of Purchase Price.................28
SECTION 3.6         Notes Redeemed in Part..................................28
SECTION 3.7         Optional Redemption.....................................28
SECTION 3.8         Mandatory Redemption....................................29
SECTION 3.9         Repurchase Offers.......................................29

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1         Payment of Notes........................................30
SECTION 4.2         Maintenance of Office or Agency.........................31
SECTION 4.3         Commission Reports......................................31
SECTION 4.4         Compliance Certificate..................................32
SECTION 4.5         Taxes; Insurance........................................32
SECTION 4.6         Stay, Extension and Usury Laws..........................32
SECTION 4.7         Limitation on Restricted Payments.......................33
SECTION 4.8         Limitation on Dividends and Other Payment
                       Restrictions Affecting Subsidiaries..................36
SECTION 4.9         Limitation on Incurrence of Indebtedness
                       and Issuance of Preferred Stock......................37
SECTION 4.10        Asset Sales.............................................38
SECTION 4.11        Limitation on Transactions with Affiliates..............40
SECTION 4.12        Limitation on Liens.....................................40
SECTION 4.13        Limitation on Sale and Leaseback Transactions...........41
SECTION 4.14        Offer to Purchase upon Change Of Control................41
SECTION 4.15        Corporate Existence.....................................42
SECTION 4.16        Limitation on Issuances and Sales of Equity
                    Interests in Wholly Owned Restricted Subsidiaries.......42
SECTION 4.17        Business Activities.....................................42
SECTION 4.18        Payment for Consents....................................42
SECTION 4.19        Limitation on Amendment, Etc. of Second Priority Notes..42
SECTION 4.20        Additional Guarantees...................................43
SECTION 4.21        Designation of Restricted and Unrestricted Subsidiaries.43
SECTION 4.22        Further Instruments and Acts............................43
SECTION 4.23        Event of Loss...........................................43

                                    ARTICLE V

                                   SUCCESSORS

SECTION 5.1         Merger, Consolidation or Sale of Assets.................44
SECTION 5.2         Successor Corporation Substituted.......................45

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.1         Events Of Default.......................................45
SECTION 6.2         Acceleration............................................47
SECTION 6.3         Other Remedies..........................................47
SECTION 6.4         Waiver of Past Defaults.................................47
SECTION 6.5         Control by Majority.....................................48
SECTION 6.6         Limitation on Suits.....................................48
SECTION 6.7         Rights of Holders of Notes to Receive Payment...........48
SECTION 6.8         Collection Suit by Trustee..............................48
SECTION 6.9         Trustee May File Proofs of Claim........................48
SECTION 6.10        Priorities..............................................49
SECTION 6.11        Undertaking for Costs...................................49

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1         Duties of Trustee.......................................50
SECTION 7.2         Rights of Trustee.......................................50
SECTION 7.3         Individual Rights of Trustee............................51
SECTION 7.4         Trustee's Disclaimer....................................51
SECTION 7.5         Notice of Defaults......................................52
SECTION 7.6         Reports by Trustee to Holders of the Notes..............52
SECTION 7.7         Compensation and Indemnity..............................52
SECTION 7.8         Replacement of Trustee..................................53
SECTION 7.9         Successor Trustee by Merger, Etc........................53
SECTION 7.10        Eligibility; Disqualification...........................53
SECTION 7.11        Preferential Collection of Claims Against Airgate.......54
SECTION 7.12        Trustee's Application for Instructions from Airgate.....54
SECTION 7.13        Limitation of Liability.................................54

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1         Option to Effect Legal Defeasance or Covenant Defeasance.54
SECTION 8.2         Legal Defeasance and Discharge..........................55
SECTION 8.3         Covenant Defeasance.....................................55
SECTION 8.4         Conditions to Legal or Covenant Defeasance..............55
SECTION 8.5         Deposited Money and Government Securities to be Held
                     in Trust; Other Miscellaneous Provisions...............56
SECTION 8.6         Repayment to Airgate....................................57
SECTION 8.7         Reinstatement...........................................57

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1         Without Consent of Holders of the Notes.................57
SECTION 9.2         With Consent of Holders of Notes........................58
SECTION 9.3         Compliance with Trust Indenture Act.....................59
SECTION 9.4         Revocation and Effect of Consents.......................59
SECTION 9.5         Notation on or Exchange of Notes........................59
SECTION 9.6         Trustee to Sign Amendments, Etc.........................60

                                    ARTICLE X

                               SECURITY DOCUMENTS

SECTION 10.1        Security Documents......................................60
SECTION 10.2        Recording and Opinions..................................60
SECTION 10.3        Possession, Use and Release of Collateral...............61
SECTION 10.4        Certificates of the Company.............................62
SECTION 10.5        Execution of Release by Trustee.........................64
SECTION 10.6        Authorization of Actions to be Taken by the Trustee
                       Under the Security Documents.........................64
SECTION 10.7        Authorization of Receipt of Funds by the Trustee
                       Under the Security Documents.........................64
SECTION 10.8        Collateral Agent........................................64
SECTION 10.9        Security Documents......................................64

                                   ARTICLE XI

                                   GUARANTEES

SECTION 11.1        Guarantees..............................................65
SECTION 11.2        Execution and Delivery of Guarantee.....................66
SECTION 11.3        Severability............................................66
SECTION 11.4        Limitation of Guarantors' Liability.....................66
SECTION 11.5        Guarantors May Consolidate, Etc., on Certain Terms......66
SECTION 11.6        Releases Following Sale of Assets.......................67
SECTION 11.7        Release of a Guarantor..................................67
SECTION 11.8        Benefits Acknowledged...................................68
SECTION 11.9        Future Guarantors.......................................68

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.1        Trust Indenture Act Controls............................68
SECTION 12.2        Notices.................................................68
SECTION 12.3        Communication by Holders of Notes with Other
                    Holders of Notes........................................69
SECTION 12.4        Certificate and Opinion as to Conditions Precedent......69
SECTION 12.5        Statements Required in Certificate or Opinion...........69
SECTION 12.6        Rules by Trustee and Agents.............................70
SECTION 12.7        No Personal Liability of Directors, Officers,
                       Employees and Stockholders...........................70
SECTION 12.8        Governing Law...........................................70
SECTION 12.9        No Adverse Interpretation of Other Agreements...........70
SECTION 12.10       Successors..............................................70
SECTION 12.11       Severability............................................71
SECTION 12.12       Counterpart Originals...................................71
SECTION 12.13       Table of Contents, Headings, Etc........................71
SECTION 12.14       Acts of Holders.........................................71


EXHIBITS

Exhibit A     FORM OF NOTE
Exhibit B     FORM OF GUARANTEE
Exhibit C     FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
              PURSUANT TO RULE 144A
Exhibit D     FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
              PURSUANT TO REGULATION S
Exhibit E     FORM OF PLEDGE AGREEMENT
Exhibit F     FORM OF INTERCREDITOR AGREEMENT


         This Indenture, dated as of October 25, 2004, is by and among AirGate PCS, Inc., a Delaware corporation ("AirGate"), AGW Leasing Company, Inc., a Delaware corporation ("AGW"), AirGate Network Services, LLC, a Delaware limited liability company ("ANS"), AirGate Service Company, Inc., a Delaware corporation ("ASC" and, together with AGW and ANS, the "Guarantors"), and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the "Trustee").

         AirGate, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of
(i) AirGate's First Priority Senior Secured Floating Rate Notes due 2011 issued on the date hereof (the "Initial Notes") and (ii) Additional Notes (together with the Initial Notes, the "Notes"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1       Definitions.

         "13 1/2% Notes" means the 13 1/2% Senior Subordinated Discount Notes due 2009 of AirGate outstanding on the Closing Date.

         "Acquired Debt" means, with respect to any specified Person:

                  (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Notes" means Notes (other than the Initial Notes) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "After Acquired Real Property Interest" means a fee interest in any individual or contiguous parcels of owned real property having a fair market value (as determined in good faith by the Board of Directors) in excess of $2.0 million individually or in a series of one or more related transactions.

         "Agent" means any Registrar, Paying Agent or co-registrar and the Calculation Agent.

         "AirGate" or the "Company" means AirGate PCS, Inc., a Delaware corporation.

         "Asset Sale" means:

                  (a) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory, accounts receivable and sales of surplus or obsolete property or equipment in the ordinary course of business consistent with industry practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of AirGate and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Section 5.1 and not by
         Section 4.10; and

                  (b) the issuance of Equity Interests by any of AirGate's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries,

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                  (a) any single transaction or series of related transactions that: (i) involves assets having a fair market value of less than $1.0 million; or (ii) results in net proceeds to AirGate and its Restricted Subsidiaries of less than $1.0 million;

                  (b) a transfer of assets between or among AirGate and its Wholly Owned Restricted Subsidiaries;

                  (c) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to AirGate or to another Wholly Owned Restricted Subsidiary;

                  (d) a Restricted Payment that is permitted by Section 4.7; and

                  (e) any transfer by AirGate or a Subsidiary of property or equipment with a fair market value of less than $5.0 million to a Person who is not an Affiliate of AirGate in exchange for property or equipment that has a fair market value at least equal to the fair market value of the property or equipment so transferred; provided that, in the event of a transfer described in this clause (e), AirGate shall deliver to the Trustee an Officers' Certificate certifying that such exchange complies with this clause (e); provided further that if the property or equipment exchanged constituted Collateral and had a fair market value of $3.0 million or more, the property or equipment so acquired also constitutes Collateral.

         "Asset Sale Offer" means an offer, required to be made by AirGate when the aggregate amount of Excess Proceeds exceeds the amount specified in the third paragraph of Section 4.10 to all Holders and to holders of other First Priority Indebtedness containing provisions similar to those set forth in
Section 4.10 with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other First Priority Indebtedness that may be purchased out of the Excess Proceeds.

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

         "Board of Directors" means the board of directors of AirGate or any authorized committee of such board of directors.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of AirGate to have been duly adopted by the Board of Directors, unless the context specifically requires that such resolution be adopted by a majority of the disinterested directors, in which case by a majority of such directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, as of any date of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

                  (a) in the case of a corporation, corporate stock;

                  (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;

                  (c) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

                  (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

                  (a) United States dollars;

                  (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof, having maturities of less than one year from the date of acquisition;

                  (c) certificates of deposit and eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any commercial bank, including the Trustee, having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better,

                  (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

                  (e) commercial paper having the highest rating obtainable from a Rating Organization and in each case maturing prior to one year after the date of acquisition; and

                  (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

         "Certificated Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto).

         "Change of Control" means the occurrence of any of the following:

                  (a) the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of AirGate and its Subsidiaries taken as a whole to any "person," as such term is used in Section 13(d)(3) of the Exchange Act;

                  (b) the adoption of a plan relating to the liquidation or dissolution of AirGate;

                  (c) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person," as defined above, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of AirGate, measured by voting power rather than number of shares;

                  (d) the first day on which a majority of the members of the Board of Directors of AirGate are not Continuing Directors; or

                  (e) AirGate consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, AirGate, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of AirGate is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of AirGate outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock, other than Disqualified Stock, of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

         Notwithstanding the foregoing, a "Change of Control" shall not occur under clause (e) above in the event AirGate merges or consolidates with a Sprint PCS Affiliate, if

                  (a) after announcement of the merger or consolidation but before consummation thereof,

                           (i) there shall not have occurred any downgrading nor
                  shall any notice have been given (that is not subsequently removed prior to the consummation thereof) of any potential or intended downgrading of any rating of the Notes to a rating that is lower than the rating that existed or was indicated prior to the announcement of the merger or consolidation, in any case by a Rating Organization, that is not subsequently removed prior to such consummation;

                          (ii) there shall not have occurred any suspension or
                  withdrawal of, nor shall any notice have been given of any potential or intended suspension or withdrawal of, any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Notes (including, without limitation, the placing of any of the Notes on credit watch with negative or developing implications or under review with an uncertain direction) by any Rating Organization, in each case that is not subsequently removed prior to the consummation of such merger or consolidation;

                         (iii) there shall not have occurred any change, nor
                  shall any notice have been given of any potential or intended change, in the outlook for any rating of the Notes to a rating that is lower than the rating that existed or was indicated prior to the announcement of the merger or consolidation, in any case by any Rating Organization, that is not subsequently removed prior to the consummation of such merger or consolidation; and

                          (iv) no Rating Organization shall have given notice
                  that it has assigned (or is considering assigning) a rating to the Notes that is lower than the rating that existed or was indicated prior to the announcement of the merger or consolidation, that is not subsequently removed prior to such consummation;

                  (b) the Beneficial Owners of Voting Stock of AirGate prior to the merger or consolidation continue to be the Beneficial Owners of at least 35% of the outstanding Voting Stock of AirGate or the surviving Person after the merger or consolidation; and

                  (c) a majority of the members of the Board of Directors and the Chief Executive Officer, Chief Financial Officer and one additional "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K under the Securities Act of 1933, as amended) of AirGate immediately prior to the merger or consolidation shall continue to serve in the same capacity or hold the same office, as the case may be, for AirGate or the surviving Person after the merger or consolidation.

          "Closing Date" means October 25, 2004, the date on which the Initial Notes were originally issued under this Indenture.

         "Collateral" means, collectively, all of the property and assets that are from time to time subject to or required to be subject to the Liens created under the Security Documents.

         "Collateral Agent" means the agent for the Trustee and any Holders under the Security Documents.

         "Commission" means the Securities and Exchange Commission.

         "Consolidated Debt" means the aggregate amount of Indebtedness of AirGate and its Restricted Subsidiaries on a Consolidated basis outstanding at the date of determination.

         "Consolidated Debt to Operating Cash Flow Ratio" means, at any date of determination, the ratio of (i) Consolidated Debt to (ii) the Operating Cash Flow for the period of the latest four fiscal quarters for which consolidated financial statements of AirGate are available.

         "Consolidated Interest Expense" of any Person means, for any period,
(1) the aggregate interest expense and fees and other financing costs in respect of Indebtedness (including amortization of original issue discount and non-cash interest payments and accruals), (2) the interest component in respect of Capital Lease Obligations and any deferred payment obligations of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, (3) all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (including amortization of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and (4) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Capital Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Capital Stock payable solely in Capital Stock of AirGate (other than Disqualified Stock) or to AirGate or its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (a) the Net Income, but not loss, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof;

                  (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (c) the Net Income, but not loss, of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

                  (d) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date of determination, the sum of:

                  (a) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

                  (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock, other than Disqualified Stock, that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

         "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of AirGate, if and to the extent that the accounts of each such Restricted Subsidiary would normally be consolidated with those of AirGate in accordance with generally accepted accounting principles; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of AirGate or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of AirGate who:

                  (a) was a member of such Board of Directors on the date of this Indenture; or

                  (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, "Depositary" shall mean or include such successor.

         "Determination Date," with respect to an Interest Period, means the second London Banking Day preceding the first day of such Interest Period.

         "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require AirGate to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.14 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to AirGate's repurchase of the Notes as are required pursuant to Sections 4.10 and
4.14 of this Indenture.

         "DTC" means The Depository Trust Company (55 Water Street, New York, New York).

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excludes any debt security that is convertible into, or exchangeable for, Capital Stock.

         "Equity Offering" means either (a) an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act or (b) the sale of Qualified Capital Stock of the Company to one or more accredited or institutional investors.

          "Event of Loss" means, with respect to any property, any (i) loss, destruction or damage of or to such property or (ii) condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation or requisition of the use of such property.

         "Event of Termination" means any of the events described in (1) Section
11.3 of the Management Agreement, (2) Section 13.2 of the Trademark Agreement or
(3) Section 13.2 of the Spectrum Trademark Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer" means an offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Notes bearing the Restricted Notes Legend for the Exchange Notes.

         "Exchange Offer Registration Statement" has the meaning given to such term in the Registration Rights Agreement.

          "Existing Indebtedness" means the $159.0 million in aggregate principal amount of Indebtedness of AirGate and its Restricted Subsidiaries in existence on the date of this Indenture.

         "First Priority Indebtedness" means the Notes, the Guarantees and any other Indebtedness of AirGate and the Guarantors that is secured by a Lien permitted by clause (o) of the definition of Permitted Liens.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Notes" means the Notes that are in the form of Exhibit A hereto (including the text referred to in footnote 1 thereto).

         "Global Note Legend" means the legend identified as such in Exhibit A hereto.

         "Government Securities" means (1) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and (2) any depository receipt issued by a bank, as defined in the Securities Act, as custodian with respect to any Government Securities and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any Government Securities which is so specified and held, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal or interest evidenced by such depository receipt.

         "Guarantee" means any guarantee of the Notes by any Guarantor pursuant to this Indenture.

         "Guarantors" means each of AGW, ANS, ASC and any future subsidiary that guarantees the Notes in accordance with the provisions of this Indenture and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

                  (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

                  (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates. "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal of and premium (if any) in respect of (i) debt of such Person for money borrowed, and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transactions (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (5) the amount of all obligations of such Person with respect to the repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Capital Stock (but excluding, in each case, any accrued dividends);

                  (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation begin deemed to be the lesser of the value of such property or the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Indebtedness represented by a Hedging Obligation shall be equal to (i) zero if such Hedging Obligation has been incurred pursuant to clause (6) of the second paragraph of Section 4.9 of this Indenture; or (ii) the notional amount of such Hedging Obligation if not incurred pursuant to such clause.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds an interest through a Participant.

         "Intercreditor Agreement" means the intercreditor agreement, dated as of the Closing Date, between the Collateral Agent and the collateral agent for the Second Priority Notes, and consented to by AirGate and the Guarantors and as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

         "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Closing Date with respect to the Notes and end on and include January 14, 2005.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including guarantees of Indebtedness or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If AirGate or any Restricted Subsidiary of AirGate sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of AirGate such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of AirGate, AirGate shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.7.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "LIBOR," with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for de-posits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction.

         "London Banking Day" is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

         "Management Agreement" means the Management Agreement between SprintCom, Inc. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (a) any gain, but not loss, together with any related provision for taxes on such gain (but not loss), realized in connection with: (i) any Asset Sale; or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (b) any extraordinary gain, but not loss, together with any related provision for taxes on such extraordinary gain, but not loss.

         "Net Loss Proceeds" means the aggregate cash proceeds received by AirGate or any of its Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs of recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the property subject to such Event of Loss ranking senior to the Lien securing the Notes (provided, that in case of any Event of Loss involving Collateral, such Lien constitutes a Permitted Lien of the type described in clauses (b), (c), (e), (h) or (i) of the definition of Permitted Liens that is permitted to be senior to the Liens granted to the Collateral Agent pursuant to the Security Documents on the property that was the subject of such Event of Loss), and any taxes attributable to such Event of Loss paid or payable as a result thereof.

         "Net Proceeds" means the aggregate cash proceeds received by AirGate or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien of the type described in clauses (b),
(c), (e), (h) or (i) of the definition of Permitted Liens on the asset or assets that were the subject of such Asset Sale ranking senior to the Liens securing the Notes and appropriate amounts to be provided by AirGate or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by AirGate or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "Non-Recourse Debt" means Indebtedness:

                  (a) as to which neither AirGate nor any of its Restricted Subsidiaries (i) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

                  (b) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the Notes, of AirGate or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of AirGate or any of its Restricted Subsidiaries.

         "Note Custodian" means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

         "Notes" has the meaning set forth in the preamble to this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities of any kind payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice-President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, of AirGate, and delivered to the Trustee.

         "Operating Cash Flow" means, for any period, AirGate's Consolidated Net Income (Loss) plus, to the extent deducted in calculating Consolidated Net Income (Loss) for such period, (i) depreciation, amortization and other non-cash charges, (ii) all amounts in respect of Consolidated Interest Expense, and all income taxes, whether or not deferred, applicable to such income period, all as determined on a consolidated basis in accordance with generally accepted accounting principles, (iii) amounts actually incurred in pursuit of claims against, or disputing claims by, Sprint PCS or any of its Affiliates, in an aggregate amount not to exceed $2 million in any one fiscal year period, provided that any portion of such amount not expended in any such one-year period may be carried forward into the succeeding one-year period but not in any subsequent year, (iv) amounts not in excess of $5 million in start-up costs actually incurred in connection with the provision of billing and customer care services and any similar services by AirGate or an Affiliate that had been provided to AirGate pursuant to the Sprint Agreements, and (v) any restructuring costs or charges incurred in connection with the restructuring transactions described in AirGate's offering memorandum, dated October 7, 2004. For purposes of calculating Operating Cash Flow for the four fiscal quarters most recently completed for which financial statements are available prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Operating Cash Flow Ratio, (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such period, (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such period and (3) if AirGate or any Restricted Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed of (including through termination or discontinuance of activities constituting such operating business) any operating business during or subsequent to the most recently completed four fiscal quarters, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed period.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to AirGate or any Subsidiary of AirGate.

         "Participant" means, with respect to DTC, a Person who has an account with DTC.

         "Paying Agent" means any Person authorized by AirGate to pay the principal of, premium, if any, or interest on any Notes on behalf of AirGate.

         "Permitted Business" means the business primarily involved in (a) the ownership, design, construction, development, acquisition, installation, integration, management and/or provision of communications systems, (b) the delivery or distribution of communications, voice, data or video services, (c) the provision of management, billing or customer care services or (d) any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by AirGate or any Restricted Subsidiary on the Closing Date.

         "Permitted Investments" means:

                  (a) any Investment in AirGate or in a Wholly Owned Restricted Subsidiary of AirGate that is a Guarantor;

                  (b) any Investment in Cash Equivalents;

                  (c) any Investment by AirGate or any Restricted Subsidiary of AirGate in a Person, if as a result of such Investment:

                           (i) such Person becomes a Wholly Owned Restricted
                  Subsidiary of AirGate; or

                          (ii) such Person is merged, consolidated or
                  amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, AirGate or a Wholly Owned Restricted Subsidiary of AirGate;

                  (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

                  (e) any acquisition of assets solely in exchange for the issuance of Equity Interests, other than Disqualified Stock, of AirGate;

                  (f) Investments, the payment of which consists only of Equity Interests, other than Disqualified Stock;

                  (g) Investments of up to $7.5 million during the period from the Closing Date to December 31, 2004 less the amount of any Investments made prior to the Closing Date and during fiscal 2004 (but not less than zero), $10 million in fiscal 2005, $12.5 million in fiscal 2006 and $15 million in fiscal 2007, in the aggregate, in one or more transactions in one or more entities that

                           (i) will engage in a related telecommunications
                  service business,

                          (ii) will bid on, own or lease spectrum or

                         (iii) will provide management, billing or customer care
                  services;

         provided that, at the time of such Investment, AirGate could have incurred $1.00 of additional debt under the first paragraph of Section
         4.9 of this Indenture; provided further, that such amounts will be included in the calculation of subsequent Restricted Payments under
         Section 4.7 of this Indenture;

                  (h) Investments in one or more transactions, not to exceed an aggregate of $5.0 million, in one or more entities that will provide management, billing or customer care services; and

                  (i) other Investments in any Person having an aggregate fair market value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (i) since the Closing Date, not to exceed $5.0 million.

         "Permitted Liens" means:

                  (a) Liens in favor of AirGate or the Guarantors;

                  (b) Liens on property of a Person existing at the time such Person is merged with or into, or consolidated with, AirGate or any Restricted Subsidiary of AirGate; provided that such Liens (1) were in existence prior to the contemplation of such merger or consolidation,
         (2) are not incurred in anticipation of or in connection with such merger or consolidation, and (3) do not extend to any assets other than those of the Person merged into or consolidated with AirGate or the Restricted Subsidiary;

                  (c) Liens on property existing at the time of acquisition thereof by AirGate or any Restricted Subsidiary of AirGate, provided that such Liens (1) were in existence prior to the contemplation of such acquisition, (2) are not incurred in anticipation of or in connection with the acquisition of such property and (3) do not extend to any assets other than those of the property acquired;

                  (d) Liens and deposits made to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, letters of credit or other obligations of a like nature incurred in the ordinary course of business;

                  (e) Liens to secure Indebtedness, including Capital Lease Obligations, permitted by clause (4) of the second paragraph of Section
         4.9 hereof covering only the assets acquired with such Indebtedness;

                  (f) Liens existing on the date of this Indenture including Liens securing the Second Priority Notes outstanding on the Closing Date; provided that any Liens securing the Second Priority Notes are subordinated to the Lien of the Security Documents pursuant to the terms of the Intercreditor Agreement;

                  (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (h) Liens incurred in the ordinary course of business of AirGate or any Restricted Subsidiary of AirGate with respect to obligations that do not exceed $5.0 million at any one time outstanding;

                  (i) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other property owned by AirGate or any Restricted Subsidiary; provided further that such Liens are not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary;

                  (j) Liens securing the Notes and the Guarantees outstanding on the Closing Date;

                  (k) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses
         (b), (c) and (f); provided that if the Liens securing the obligations being refinanced, refunded, extended, renewed or replaced are junior to the Liens securing the Notes and the Guarantees, such replacement Liens are junior to the Liens securing the Notes and the Guarantees to at least the same extent;

                  (l) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or other Liens arising out of judgments or awards against such Person not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment or award shall have been finally determined, or the period within which such proceeding may be initiated shall not have expired;

                  (m) Liens on assets of AirGate or any Restricted Subsidiary arising as a result of a sale and leaseback transaction with respect to such assets; provided that the proceeds from such sale and leaseback transaction are applied in accordance with Section 4.10 of this Indenture;

                  (n) Liens to secure Indebtedness (and any guarantees of such Indebtedness) permitted to be incurred under (i) clause (11) of Section
         4.9 hereof and (ii) the first paragraph of Section 4.9 hereof; provided, that such Liens shall be junior to the Liens securing the Notes to at least the same extent as the Liens securing the Second Priority Notes; and

                  (o) Liens on the Collateral ranking pari passu with the Liens securing the Notes securing Indebtedness incurred pursuant to the first paragraph of Section 4.9, including any Additional Notes, not to exceed $50 million in aggregate principal amount at any time outstanding.

         "Permitted Refinancing Indebtedness" means any Indebtedness of AirGate or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of AirGate or any of its Restricted Subsidiaries, other than intercompany Indebtedness; provided that:

                  (a) the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or accreted value, if applicable, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by AirGate as necessary to accomplish such refinancing plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of reasonable expenses incurred in connection therewith;

                  (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (d) such Indebtedness is incurred either by AirGate or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity of any nature.

         "Preferred Capital Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

         "Rating Organization" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., or Moody's Investors Service, Inc. and their respective successors.

         "Registration Rights Agreement" means (i) the Registration Rights Agreement dated as of the Closing Date among AirGate, the Guarantors and the initial purchasers of the Initial Notes and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Closing Date.

         "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

         "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Notes Legend" means the legend identified as such in Exhibit A hereto.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Sale and Leaseback Transaction" means any arrangement with any Person (other than AirGate or a Subsidiary), or to which any such Person is a party, providing for the leasing, pursuant to a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, to AirGate or a Restricted Subsidiary of any property or asset which has been or is to be sold or transferred by AirGate or such Restricted Subsidiary to such Person or to any other Person (other than AirGate or a Subsidiary) to which funds have been or are to be advanced by such Person.

         "Second Priority Notes" means $159.0 million aggregate principal amount of Senior Subordinated Secured Notes due September 1, 2009 issued under an indenture dated as February 4, 2004 by and among The Bank of New York as trustee, AirGate and the subsidiary guarantors named therein.

         "Second Priority Notes Closing Date" means the date upon which the Second Priority Notes were first issued.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Documents" means, collectively, the security agreements, pledge agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments, as amended, supplemented, replaced or otherwise modified from time to time, that evidence or create a security interest in any or all of the Collateral in favor of the Trustee and any Holders.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

         "Spectrum Trademark Agreement" means the Sprint Trademark and Service Mark License Agreement between Sprint Spectrum L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time.

         "Sprint Agreements" means the (1) Management Agreement; (2) Sprint PCS Services Agreement between Sprint Spectrum L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time; (3) Trademark Agreement; and (4) Spectrum Trademark Agreement.

         "Sprint PCS Affiliate" means any Person whose sole or predominant business is operating a personal communications services business pursuant to arrangements with Sprint Spectrum L.P. and/or its Affiliates, or their successors, similar to the Sprint Agreements.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any Person:

                  (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof; and

                  (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person, or any combination thereof.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended, as in effect on the date hereof.

         "Trademark Agreement" means Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time.

         "Transfer Restricted Notes" means Notes that bear or are required to bear the Restricted Notes Legend.

         "Trustee" has the meaning set forth in the preamble to this Indenture.

         "Unrestricted Subsidiary" means any Subsidiary of AirGate that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                  (a) has no Indebtedness other than Non-Recourse Debt;

                  (b) is not party to any agreement, contract, arrangement or understanding with AirGate or any Restricted Subsidiary of AirGate unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to AirGate or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of AirGate;

                  (c) is a Person with respect to which neither AirGate nor any of its Restricted Subsidiaries has any direct or indirect obligation
         (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                  (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of AirGate or any of its Restricted Subsidiaries; and

                  (e) has at least one director on its board of directors that is not a director or executive officer of AirGate or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of AirGate or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of AirGate as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.7. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of AirGate as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9, AirGate shall be in default of Section 4.9. The Board of Directors of AirGate may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of AirGate of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.9, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing:

                  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

                  (b) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.2       Other Definitions.

                   Term                                   Defined in Section
------------------------------------------              ----------------------
         "Affiliate Transaction"                                    4.11
         "Agent Members"                                            2.6
         "Calculation Agent"                                        2.3
         "Change of Control Offer"                                  4.14
         "Change of Control Payment"                                4.14
         "Change of Control Payment Date"                           4.14
         "Covenant Defeasance"                                      8.3
         "Custodian"                                                6.1
         "Event of Default"                                         6.1
         "Excess Proceeds"                                          4.10
         "Excess Proceeds Offer                                     3.9
         "Excess Proceeds Offer Triggering Event"                   4.10
         "Legal Defeasance"                                         8.2
         "Offer Amount"                                             3.9
         "Offer Period"                                             3.9
         "Payment Default"                                          6.1
         "Permitted Debt"                                           4.9
         "Purchase Date"                                            3.9
         "QIB"                                                      2.1
         "QIB Global Note"                                          2.1
         "Registrar"                                                2.3
         "Regulation S"                                             2.1
         "Regulation S Global Note"                                 2.1
         "Released Collateral"                                     11.5
         "Repurchase Offer"                                         3.9
         "Restricted Payment"                                       4.7
         "Rule 144A"                                                2.1
         "Surviving Entity"                                         5.1

SECTION 1.3       Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes and any Guarantee;

         "indenture security holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means AirGate and any successor obligor upon the Notes or any Guarantor.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.4       Rules of Construction.

         Unless the context otherwise requires:

(1)      a term has the meaning assigned to it herein;

(2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3)      "or" is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) unless otherwise specified, any reference to Section or Article refers to such Section or Article of this Indenture;

(6)      provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE II

                                    THE NOTES

SECTION 2.1       Form and Dating.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and AirGate and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

              (a) The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by AirGate and authenticated by the Trustee as hereinafter provided.

                  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                  Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

                       (b) The Initial Notes are being issued by AirGate only
         (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("Rule 144A")) ("QIBs") and (ii) in reliance on Regulation S under the Securities Act ("Regulation S"). After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs, in reliance on Rule 144A outside the United States pursuant to Regulation S or to the Company, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the "QIB Global Note") deposited with the Trustee, as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Global Notes substantially in the form set forth in Exhibit A (the "Regulation S Global Note") deposited with the Trustee, as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Notes Custodian. Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.

                    (c) Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

                  AirGate shall execute and the Trustee shall, in accordance with Sections 2.1(b) and this 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian as custodian for the Depositary or under such Global Note, and the Depositary may be treated by AirGate, the Trustee and any agent of AirGate or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent AirGate, the Trustee or any Agent or other agent of AirGate or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

                  The Trustee shall have no responsibility or obligation to any Holder that is a member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any beneficial owners in the Notes.

                    (d) Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto).

SECTION 2.2       Execution and Authentication.

         An Officer shall sign the Notes for AirGate by manual or facsimile signature. AirGate's seal shall be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of AirGate signed by one Officer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.8 hereof.

         The Trustee may appoint an authenticating agent reasonably acceptable to AirGate to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or AirGate or an Affiliate of AirGate.

SECTION 2.3       Registrar, Paying Agent.

         AirGate shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Notes may be presented for payment to a Paying Agent and
(iii) an office or agency responsible for determining LIBOR (the "Calculation Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. AirGate may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. AirGate may change any Paying Agent, Calculation Agent or Registrar without notice to any Holder. AirGate shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If AirGate fails to appoint or maintain another entity as Registrar, Calculation Agent or Paying Agent, the Trustee shall act as such. AirGate or any of its Subsidiaries may act as Paying Agent or Registrar, but not as Calculation Agent.

         AirGate shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. AirGate or any Guarantor may act as Paying Agent or Registrar. AirGate shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. AirGate shall notify the Trustee of the name and address of any such Agent. If AirGate fails to maintain a Registrar, Calculation Agent or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

         AirGate initially appoints the Trustee to act as the Registrar, Calculation Agent and Paying Agent.

         AirGate initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4       Paying Agent to Hold Money in Trust.

         AirGate shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by AirGate in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. AirGate at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than AirGate or a Subsidiary) shall have no further liability for the money. If AirGate or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Sections 6.1(ix), (x) and (xi) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5       Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, AirGate shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof, and AirGate shall otherwise comply with TIA ss. 312(a).

SECTION 2.6       Book-Entry Provisions for Global Securities.

         (a) Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.6(g).

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

             (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Notes.

             (c) In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

              (d) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

              (e) A Certificated Note may not be transferred or exchanged for a beneficial interest in a Global Note.

              (f) If at any time:

(i) the Depositary for the Notes notifies AirGate that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by AirGate within ninety (90) days after delivery of such notice; or

(ii) AirGate, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture, then AirGate shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

             (g) Each Global Note shall bear the Global Note Legend on the face thereof.

             (h) At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

             (i)  General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, AirGate shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar's request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but AirGate may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.10, 4.14, 4.23 and 9.5 hereto).

(iii) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of AirGate, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and AirGate may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor AirGate shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof. Except as provided in
Section 2.6(b) and 2.6(f), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(vii) Each Holder agrees to provide reasonable indemnity to AirGate and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7       Replacement Notes.

         If any mutilated Note is surrendered to the Trustee, or AirGate and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, AirGate shall issue and the Trustee, upon the written order of AirGate signed by an Officer of AirGate, shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or AirGate, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and AirGate to protect AirGate, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. AirGate and the Trustee may charge for their expenses in replacing a Note.

         Every replacement Note is an additional obligation of AirGate and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8       Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because AirGate or an Affiliate of AirGate holds the Note.

         If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than AirGate, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9       Treasury Notes.

         In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by AirGate, or by any Affiliate of AirGate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by AirGate or an Affiliate of AirGate pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10      Temporary Notes.

         Until Certificated Notes are ready for delivery, AirGate may prepare and the Trustee shall authenticate temporary Notes upon a written order of AirGate signed by two Officers of AirGate. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that AirGate considers appropriate for temporary Notes. Without unreasonable delay, AirGate shall prepare and the Trustee shall upon receipt of a written order of AirGate signed by two Officers authenticate Certificated Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11      Cancellation.

         AirGate at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which AirGate may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7 hereof, AirGate may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and certification of their disposal delivered to AirGate, unless by a written order, signed by an Officer of AirGate, AirGate shall direct that cancelled Notes be returned to it.

SECTION 2.12      Defaulted Interest.

         If AirGate defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. AirGate shall fix or cause to be fixed each such special record date and payment date, and shall promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, AirGate (or the Trustee, in the name and at the expense of AirGate) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13      Record Date.

         The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316 (c).

SECTION 2.14      Computation of Interest.

         Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15      CUSIP Number.

         AirGate in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. AirGate shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.16      Special Transfer Provisions.

         Unless and until a Transfer Restricted Note is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

             (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S):

                  (i) The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto.

                  (ii) If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

         (b) Transfers Pursuant to Regulation S. The Registrar shall register the transfer of any Permanent Regulation S Global Note without requiring any additional certification. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

                  (i) The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto from the proposed transferor.

                  (ii) If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

         (c) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Global Notes not bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes that are Transfer Restricted Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.

         Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Transfer Restricted Notes to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of Transfer Restricted Notes so accepted Global Notes not bearing the Restricted Notes Legend in the appropriate principal amount.

         (d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless either (i) the circumstances contemplated by paragraph (a) or (b) of this Section exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to AirGate and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (e) General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.

SECTION 2.17      Issuance of Additional Notes.

         The Company shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price and amount of interest payable on the first interest payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Transfer Restricted Notes, other than with respect to transfer restrictions, any Registration Rights Agreement and additional interest with respect thereto); provided that such issuance is not prohibited by Section 4.9. The Initial Notes and any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under this Indenture.

         With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the Closing Date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

(3)      whether such Additional Notes shall be Transfer Restricted Notes.

                                  ARTICLE III

                            REDEMPTION AND PREPAYMENT

SECTION 3.1       Notices to Trustee.

         If AirGate elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least forty-five (45) days before a redemption date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

         If AirGate is required to make an offer to purchase Notes pursuant to
Section 4.10, 4.14 or 4.23 hereof, it shall furnish to the Trustee, at least forty-five (45) days before the scheduled purchase date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price, (v) the purchase date and (vi) further setting forth a statement to the effect that (a) AirGate or one its Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million, (b) a Change of Control has occurred, as applicable or (c) AirGate or one of its Subsidiaries has suffered an Event of Loss and there are Excess Loss Proceeds aggregating more than $10.0 million.

         AirGate will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or offer.

SECTION 3.2       Selection of Notes to be Redeemed.

         If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal requirements); provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify AirGate in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $1,000.

SECTION 3.3       Notice of Redemption.

         Subject to the provisions of Section 3.9, at least 30 days but not more than 60 days before a redemption date, AirGate shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed.

         The notice shall identify the Notes to be redeemed and shall state:

(1)      the redemption date;

(2)      the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4)      the name, telephone number and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless AirGate defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At AirGate's request, the Trustee shall give the notice of redemption in AirGate's name and at AirGate's expense; provided, however, that AirGate shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.4       Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.5       Deposit of Redemption of Purchase Price.

         On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10,
4.14 or 4.23, AirGate shall deposit with the Trustee or with the Paying Agent (other than AirGate or an Affiliate of AirGate) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to AirGate any money deposited with the Trustee or the Paying Agent by AirGate in excess of the amounts necessary to pay the redemption price of (including any applicable premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.

         If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if AirGate has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer, Change of Control Offer or Event of Loss Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of AirGate to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section
4.1 hereof.

SECTION 3.6       Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, AirGate shall issue and, upon the written request of an Officer of AirGate, the Trustee shall authenticate for the Holder at the expense of AirGate a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7       Optional Redemption.

         (a) Except as set forth in Section 3.7(b) hereof, the Notes will not be redeemable at AirGate's option prior to October 15, 2006. Thereafter, the Notes will be subject to redemption at any time at the option of AirGate, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

                            Year                     Percentage
                            ----                     ----------
             2006.............................        102.000%
             2007.............................        101.000%
             2008 and thereafter..............        100.000%

         (b) At any time, or from time to time, on or prior to October 15, 2006, AirGate may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes issued under this Indenture at a redemption price equal to 100% of the principal amount so redeemed plus a premium equal to the interest rate per annum applicable on the date on which the notice of redemption is given, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

                  (1) at least 65% of the principal amount of Notes issued under this Indenture remains outstanding immediately after any such redemption; and

                  (2) AirGate makes such redemption not more than 90 days after the consummation of any such Equity Offering.


SECTION 3.8       Mandatory Redemption.

         Except as set forth under Sections 3.9, 4.10, 4.14 and 4.23 hereof, AirGate shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9       Repurchase Offers.

         In the event that AirGate shall be required to commence an offer to all Holders to repurchase Notes (a "Repurchase Offer") pursuant to an Asset Sale Offer, a Change of Control Offer or an Event of Loss Offer, AirGate shall follow the procedures specified below.

         A Repurchase Offer shall commence no later than 30 days after a Change of Control (unless AirGate is not required to make such offer pursuant to Section 4.14 hereof), an Excess Proceeds Offer Triggering Event (as defined in
Section 4.10 or an Event of Loss Offer Triggering Event (as defined in Section 4.23), as the case may be, and remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), AirGate shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10 hereof, in the case of an Asset Sale Offer, Section 4.14 hereof, in the case of a Change of Control Offer or Section
4.23 in the case of an Event of Loss Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

         Upon the commencement of a Repurchase Offer, AirGate shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control, Excess Proceeds Offer Triggering Event or Event of Loss Offer Triggering Event, as the case may be and shall state:

                  (a) that the Repurchase Offer is being made pursuant to this
         Section 3.9 and Section 4.10, 4.14 or 4.23 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (d) that, unless AirGate defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to a Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note duly completed, or transfer by book-entry transfer, to AirGate, the Depositary, or the Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

                  (f) that Holders shall be entitled to withdraw their election if AirGate, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before 10:00 a.m. (New York City time) on each Purchase Date, AirGate shall irrevocably deposit with the Trustee or Paying Agent (other than AirGate or an Affiliate of AirGate) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date, AirGate shall, to the extent lawful,
(i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by AirGate in accordance with the terms of this Section 3.9. AirGate, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by AirGate for purchase, plus any accrued and unpaid interest, if any, thereon, and AirGate shall promptly issue a new Note, and the Trustee, at the written request of AirGate, shall authenticate and mail or deliver at the expense of AirGate such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by AirGate to the Holder thereof. AirGate shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Repurchase Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1       Payment of Notes.

         (a) AirGate shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than AirGate or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by AirGate in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

         (b) AirGate shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2       Maintenance of Office or Agency.

         AirGate shall maintain in the Borough of Manhattan, the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon AirGate in respect of the Notes and this Indenture may be served. AirGate shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time AirGate shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         AirGate may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve AirGate of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. AirGate shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         AirGate hereby designates the Corporate Trust Office of the Trustee as one such office or agency of AirGate in accordance with Section 2.3 hereof.

SECTION 4.3       Commission Reports.

         Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, AirGate shall furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that is required to be filed with the Commission on Forms 10-Q and 10-K to the extent AirGate does not file such Forms with the Commission, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by AirGate's independent accountants and (ii) all current reports that are required to be filed with the Commission on Form 8-K to the extent AirGate does not file such reports with the Commission.

         If AirGate has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of AirGate and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of AirGate.

          In addition, whether or not required by the Commission, AirGate shall file a copy of all of the information and reports referred to in clauses (i) and
(ii) above with the Commission for public availability unless the Commission will not accept such a filing, within the time periods specified in the Commission's rules and regulations, and make such information available to securities analysts and prospective investors upon request. AirGate shall at all times comply with TIA ss. 314(a).

         To the extent AirGate does not publicly file such financial information with the Commission, the financial information shall be filed with the Trustee and mailed to the Holders at the expense of AirGate at their addresses appearing in the register of Notes maintained by the Registrar, within 90 days after the end of AirGate's fiscal years and within 45 days after the end of each of the first three quarters of each such fiscal year.

         AirGate shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and, if requested by AirGate, the Trustee will deliver such reports to the Holders under this Section 4.3.

SECTION 4.4       Compliance Certificate.

         AirGate shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of AirGate and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including, with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.7 hereof were computed, which calculations may be based on AirGate's latest available financial statements), and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action AirGate is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action AirGate is taking or proposes to take with respect thereto.

         AirGate shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action AirGate is taking or proposes to take with respect thereto.

SECTION 4.5       Taxes; Insurance.

         (a) AirGate shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         (b) (i) The Company will, and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks (including fire, business interruption and other risks insured by extended coverage) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (as determined by the Board of Directors), including public liability insurance against claims for personal injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it as well as such other insurance as may be required by law.

                  (ii) All polices of casualty insurance maintained by or for the benefit of the Company or any Restricted Subsidiary shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in favor of and satisfactory to the Collateral Agent, which endorsement shall provide that if the insurance carrier shall have received written notice from the Collateral Agent of the occurrence of an Event of Default, then the insurance carrier shall pay all proceeds otherwise payable to the Company or any Restricted Subsidiary under such policies directly to the Collateral Agent; provided that if all Events of Default have been cured, the Collateral Agent shall, upon written request from the Company, return any such insurance proceeds to the Company.

SECTION 4.6       Stay, Extension and Usury Laws.

         AirGate covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and AirGate and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7       Limitation on Restricted Payments.

         AirGate shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend on, or make any distribution to the holders of, any shares of its Equity Interests, other than dividends or distributions payable solely in its Equity Interests, other than Disqualified Stock, or in options, warrants or other rights to purchase any such Equity Interests, other than Disqualified Stock;

(2) purchase, redeem or otherwise acquire or retire for value, other than value consisting solely of Equity Interests of AirGate that is not Disqualified Stock or options, warrants or other rights to acquire such Equity Interests that is not Disqualified Stock, any Equity Interests of AirGate, including options, warrants or other rights to acquire such Equity Interests;

(3) redeem, repurchase, defease or otherwise acquire or retire for value, other than value consisting solely of Equity Interests of AirGate that is not Disqualified Stock or options, warrants or other rights to acquire such Equity Interests that is not Disqualified Stock, more than one year prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate, whether pursuant to its terms or by operation of law, in right of payment to the Notes; or

(4)      make any Investment that is not a Permitted Investment

(each of the foregoing actions set forth in clauses (1) through (4), other than any such action that is a Permitted Investment, being referred to as a "Restricted Payment"), unless, at the time thereof, after giving effect thereto,

         (a) no Default or Event of Default shall have occurred and be continuing;

         (b) AirGate would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.9 hereof; and

         (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after the Closing Date shall not exceed:

                  (i) the amount of (x) the Operating Cash Flow of AirGate after June 30, 2003 through the end of the latest full fiscal quarter for which consolidated financial statements of AirGate are available preceding the date of such Restricted Payment, treated as a single accounting period, less (y) 150% of the cumulative Consolidated Interest Expense of AirGate after June 30, 2003 through the end of the latest full fiscal quarter for which consolidated financial statements of AirGate are available preceding the date of such Restricted Payment treated as a single accounting period, plus

                  (ii) the aggregate Net Proceeds, including the fair market value of property other than cash, as determined:

                           (A) in the case of any property other than cash with
                  a value less than $25 million, by the Board of Directors, whose good-faith determination shall be conclusive and as evidenced by a Board Resolution, or

                           (B) in the case of any property other than cash with
                  a value equal to or greater than $25 million, by an accounting, appraisal or investment banking firm of national standing and evidenced by a written opinion of such firm,

                  received by AirGate from the issuance and sale, other than to a Restricted Subsidiary, on or after the Second Priority Notes Closing Date of shares of its Equity Interests other than Disqualified Stock, or any options, warrants or other rights to purchase such Equity Interests, other than Disqualified Stock, plus

                  (iii) the aggregate Net Proceeds, including the fair market value of property other than cash, as determined:

                           (A) in the case of any property other than cash with
                  a value less than $25 million, by the Board of Directors, whose good-faith determination shall be conclusive and as evidenced by a Board Resolution, or

                           (B) in the case of any property other than cash with
                  a value equal to or greater than $25 million, by an accounting, appraisal or investment banking firm of national standing and evidenced by a written opinion of such firm received by AirGate from the issuance or sale, other than to a Restricted Subsidiary, after the Second Priority Notes Closing Date of any Equity Interests of AirGate, other than Disqualified Stock, or any options, warrants or other rights to purchase such Equity Interests, other than Disqualified Stock, upon the conversion of, or exchange for, Indebtedness of AirGate or a Restricted Subsidiary, plus

                  (iv) the aggregate Net Proceeds received by AirGate or any Restricted Subsidiary from the sale, disposition or repayment, other than to AirGate or a Restricted Subsidiary, of any Investment made after the Second Priority Notes Closing Date and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment previously made (and treated as a Restricted Payment), in either case, less the cost of disposition of such Investment.

         The foregoing limitations in this Section 4.7 do not limit or restrict the making of any Permitted Investment, and a Permitted Investment shall not be counted as a Restricted Payment for purposes of clause (c), except that a Permitted Investment made pursuant to clause (g) of the definition of Permitted Investment shall be counted as a Restricted Payment for the purposes of clause
(c). In addition, so long as no Default or Event of Default shall have occurred and be continuing, the foregoing limitations do not prevent AirGate from:

(5) the payment of a dividend on Equity Interests of AirGate within 60 days after the declaration thereof if, on the date when the dividend was declared, AirGate could have paid such dividend in accordance with the provisions of this Indenture;

(6) the repurchase of Equity Interests of AirGate, including options, warrants or other rights to acquire such Equity Interests, from former employees or directors of AirGate or any Subsidiary thereof for consideration not to exceed $2.0 million in the aggregate in any fiscal year; provided that any unused amount in any 12-month period may be carried forward to one or more future periods; provided, further, that the aggregate amount of all such repurchases made pursuant to this clause (2) does not exceed $10.0 million in the aggregate;

(7) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for:

                  (a) the proceeds of a capital contribution or a substantially concurrent offering of, shares of Equity Interests, other than Disqualified Stock, of AirGate or options, warrants or other rights to acquire such Equity Interests, or

                  (b) Indebtedness that (i) is at least as subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being purchased and (ii) has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being repurchased, with Restricted Payments pursuant to this clause (3) not being counted as Restricted Payments for purposes of clause (c) above;

(8) the repurchase, redemption or other acquisition of Equity Interests of AirGate, or options, warrants or other rights to acquire such Equity Interests, in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of common stock, other than Disqualified Stock, of AirGate or options, warrants or other rights to acquire such Equity Interests;

(9) the repurchase of 13 1/2% Notes as described in the offering memorandum dated as of October 7, 2004 under "Use of Proceeds";

(10) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of AirGate to the holders of its Equity Interests on a pro rata basis; or

(11) other Restricted Payments not to exceed $5.0 million in the aggregate at any time outstanding, with Restricted Payments pursuant to this clause not being counted as Restricted Payments for purposes of clause
         (c) above.

         Restricted Payments made pursuant to clause (1) of the immediately preceding paragraph will be included in the calculation of subsequent Restricted Payments. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of this Section
4.7 to the extent such Investments would otherwise be so counted.

         For purposes of clauses (3) and (4) above, the net proceeds received by AirGate from the issuance or sale of its Equity Interests either upon the conversion of, or exchange for, Indebtedness of AirGate or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the sum of (1) the principal amount or accreted value, whichever is less, of such Indebtedness on the date of such conversion or exchange and (2) the additional cash consideration, if any, received by AirGate upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clauses (3) and (4) above, the net proceeds received by AirGate from the issuance or sale of its Equity Interests upon the exercise of any options or warrants of AirGate or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the additional cash consideration, if any, received by AirGate upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

         For purposes of this Section 4.7, if a particular Restricted Payment involves a noncash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the noncash portion of such Restricted Payment, as determined by the Board of Directors, whose good-faith determination shall be conclusive and evidenced by a Board Resolution.

         Not later than the date of making any Restricted Payment, AirGate shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

         The amount of any Investment outstanding at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans and return on capital, including interest and dividends, in each case, received in cash, up to the amount of such Investment on the date made.

SECTION 4.8       Limitation on Dividends and Other Payment
                  Restrictions Affecting Subsidiaries.

         AirGate will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to AirGate or any of AirGate's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to AirGate or any of its Restricted Subsidiaries;

(2) make loans or advances to AirGate or any of AirGate's Restricted Subsidiaries; or

(3) transfer any of its properties or assets to AirGate or any of AirGate's Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under, or by reason of:

(1) Existing Indebtedness as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Indenture;

(2)      this Indenture, the Notes and the Security Documents;

(3)      applicable law;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by AirGate or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph of this
         Section 4.8;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens relating to Indebtedness otherwise permitted to be incurred and secured pursuant to the provisions of Sections 4.9 and 4.12 hereof that limit the right of AirGate or any of its Restricted Subsidiaries to dispose of the assets securing such Indebtedness;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

(11) restrictions on cash or other deposits or net worth imposed by customers or vendors under contracts entered into in the ordinary course of business.

SECTION 4.9 Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

         AirGate shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness, including Acquired Debt, other than Permitted Debt, and AirGate shall not issue any Disqualified Stock unless immediately after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and the receipt and application of the net proceeds therefrom, including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment, the Consolidated Debt to Operating Cash Flow Ratio would be less than 6.5 to 1.0.

         So long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

(1)      the incurrence by AirGate and its Subsidiaries of Existing
         Indebtedness;

(2) the incurrence by AirGate and the Guarantors of Indebtedness represented by the Notes issued on the Closing Date and the related Guarantees;

(3) the incurrence by AirGate or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of leasing or financing all or any part of the purchase price or cost of construction or improvement of inventory, property, plant or equipment used in the business of AirGate or such Restricted Subsidiary, including telephone and computer systems and operating facilities, in an aggregate principal amount not to exceed $5.0 million at any time outstanding and the aggregate principal amount of such Indebtedness does not exceed the fair market value (on the date of incurrence thereof) of the property so leased or financed;

(4) the incurrence by AirGate or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness, other than intercompany Indebtedness, that was permitted by the first paragraph of this Section 4.9 or clause (1), (2) or (11) of this paragraph;

(5) the incurrence by AirGate or any of its Restricted Subsidiaries of intercompany Indebtedness between or among AirGate and any of its Wholly Owned Restricted Subsidiaries that are Guarantors; provided, however, that:

                  (a) if AirGate or any Guarantor is the obligor on such Indebtedness, such Indebtedness, other than intercompany Obligations owed by AirGate to AGW Leasing Company, Inc. relating to tower leases or licenses and leases of real property, must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of AirGate, or the Guarantee of such Guarantor, in the case of a Guarantor; and

                  (b) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than AirGate or a Wholly Owned Restricted Subsidiary thereof that is a Guarantor and (2) any sale or other transfer of any such Indebtedness to a Person that is not either AirGate or a Wholly Owned Restricted Subsidiary thereof that is a Guarantor, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by AirGate or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6) the incurrence by AirGate or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

(7) the guarantee by AirGate or any of the Guarantors of Indebtedness of AirGate or a Restricted Subsidiary of AirGate that was permitted to be incurred by another provision of this covenant;

(8) the incurrence by AirGate's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of AirGate that was not permitted by this clause (8);

(9) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

(10) Indebtedness (A) in respect of performance, surety or appeal bonds or bankers' acceptances provided in the ordinary course of business; and
         (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of AirGate or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by a person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by AirGate or any Restricted Subsidiary in connection with such disposition; and

(11) the incurrence by AirGate or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount, or accreted value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $75.0 million.

         For purposes of determining compliance with this Section 4.9, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.9, AirGate will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.9.

SECTION 4.10      Asset Sales.

         AirGate, will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) AirGate, or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by AirGate's Board of Directors and, if such fair market value exceeds $5.0 million, is evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee;

(3) at least 75% of the consideration therefor received by AirGate or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                           (a) any liabilities, as shown on AirGate's or such
                  Restricted Subsidiary's most recent balance sheet, of AirGate or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases AirGate or such Restricted Subsidiary from further liability; and

                           (b) any securities, Notes or other obligations
                  received by AirGate or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by AirGate or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(4) if such Asset Sale involves the transfer of Collateral, (a) such Asset Sale complies with the applicable provisions of the Security Documents and (b) all consideration (other than cash) received in such Asset Sale shall be expressly made subject to the Lien under the Security Documents.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, AirGate may apply such Net Proceeds at its option:

(5) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business which becomes part of, or which is or becomes, a Restricted Subsidiary;

(6) to make a capital expenditure in assets that are used or useful in a Permitted Business; or

(7) to acquire other long-term assets that are used or useful in a Permitted Business;

provided that if the assets disposed of in such Asset Sale were Collateral and had a fair market value of $3.0 million or more, the assets acquired pursuant to clauses (1) through (3) above are also Collateral. Pending the final application of any such Net Proceeds, AirGate may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million (an "Excess Proceeds Triggering Event"), AirGate will make an Asset Sale Offer to all Holders of Notes and all holders of other First Priority Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and other First Priority Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, AirGate may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the Security Documents. If the aggregate principal amount of Notes and other First Priority Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the other First Priority Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         AirGate will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, AirGate will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

SECTION 4.11      Limitation on Transactions with Affiliates.

         AirGate will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to AirGate or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by AirGate or such Restricted Subsidiary with an unrelated Person; and

(2)               AirGate delivers to the Trustee:

                           (a) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; provided, however, AirGate need not deliver such Officers' Certificate to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions that involve (i) aggregate consideration not in excess of $5.0 million and (ii) an Affiliate that (x) engages in a related telecommunication services business, (y) bids on, owns or leases spectrum or (z) provides management, billing or customer care services; and

                           (b) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, including payments made thereunder in securities or cash, entered into by AirGate or any of its Restricted Subsidiaries in the ordinary course of business of AirGate or such Restricted Subsidiary;

(2)      transactions between or among AirGate and/or its Restricted
         Subsidiaries;

(3) payment of reasonable directors' fees, expenses and indemnification (whether such payment is made pursuant to AirGate's charter or by-laws or a written agreement with any director or officer) to Persons who are not otherwise Affiliates of AirGate;

(4)      Restricted Payments that are permitted by Section 4.7; and

(5) sales of Equity Interests, other than Disqualified Stock, and the grant of registration rights with respect thereto, to Affiliates of AirGate.

SECTION 4.12      Limitation on Liens.

         AirGate will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Lien of any kind, other than Permitted Liens, on or with respect to any property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

SECTION 4.13      Limitation on Sale and Leaseback Transactions.

         AirGate will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that AirGate or any Restricted Subsidiary of AirGate that is a Guarantor may enter into a Sale and Leaseback Transaction if:

(1) AirGate or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the first paragraph of
         Section 4.9 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereto;

(2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value of the property that is the subject of such Sale and Leaseback Transaction, as determined in good faith by the Board of Directors and, if the aggregate consideration received in the Sale and Leaseback Transaction exceeds $1.0 million, is set forth in an Officers' Certificate delivered to the Trustee; and

(3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and AirGate applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.14      Offer to Purchase upon Change Of Control.

         Upon the occurrence of a Change of Control, each Holder will have the right to require AirGate to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of holders of record on the relevant date to receive interest due on the relevant interest payment date) (the "Change of Control Payment"). Within 30 days following any Change of Control, AirGate will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by Section 3.9 hereof and described in such notice. AirGate shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         On the Change of Control Payment Date, AirGate shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by AirGate. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. AirGate will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that AirGate repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

         AirGate shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by AirGate and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, AirGate will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

SECTION 4.15      Corporate Existence.

         Subject to Section 4.14 and Article V hereof, as the case may be, AirGate shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of AirGate or any such Subsidiary and the rights (charter and statutory), licenses and franchises of AirGate and its Subsidiaries; provided that AirGate shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of AirGate shall determine that the preservation thereof is no longer desirable in the conduct of the business of AirGate and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.16 Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries.

         AirGate will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of AirGate to any Person, other than AirGate or a Wholly Owned Restricted Subsidiary of AirGate, unless:

(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

(2) such transfer, conveyance, sale, lease or other disposition is effected in accordance with Section 4.10.

         In addition, AirGate will not permit any Wholly Owned Restricted Subsidiary of AirGate to issue any of its Equity Interests, other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares, to any Person other than to AirGate or a Wholly Owned Restricted Subsidiary of AirGate.

SECTION 4.17      Business Activities.

         AirGate shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

SECTION 4.18      Payment for Consents.

         AirGate will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19      Limitation on Amendment, Etc. of Second Priority Notes.

         AirGate shall cause the Notes to be designated as "Designated Senior Debt" under the indenture governing the Second Priority Notes and will not amend the terms of the indenture or security documents governing the Second Priority Notes in any manner that would affect the ranking of the Second Priority Notes or the Liens on the Collateral securing the Second Priority Notes in a manner materially adverse to the Holders of Notes.

SECTION 4.20      Additional Guarantees.

         If AirGate or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of this Indenture, then that newly acquired or created Restricted Subsidiary must become a Guarantor and (i) execute a supplemental indenture satisfactory to the Trustee making such Restricted Subsidiary a party to this Indenture, (ii) execute an endorsement of Guarantee substantially in the form of Exhibit B attached hereto, (iii) deliver an Opinion of Counsel, which shall state in addition to the other matters required herein, that such Guarantee has been duly authorized and is validly binding and enforceable subject to customary exceptions, to the Trustee and (iv) become a party to the Security Documents, in each case within 10 Business Days of the date on which it was acquired or created.

SECTION 4.21      Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by AirGate and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under clause (c) of Section 4.7 or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

SECTION 4.22      Further Instruments and Acts.

         Upon request by the Trustee, AirGate shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.23      Event of Loss.

         In the event of an Event of Loss with respect to any Collateral with a fair market value (or replacement cost, if greater) in excess of $1.0 million, AirGate or the affected Guarantor, as the case may be, will apply any Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the affected Property (the "Subject Property"), with no concurrent obligation to make any purchase of any Notes if AirGate delivers to the Trustee within 90 days of such Event of Loss:

(1) a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed and operating within 360 days from the date of such certification; and

(2) an Officers' Certificate certifying that AirGate or the affected Guarantor has available from Net Loss Proceeds (including amounts collectible from the applicable insurance carrier) or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above.

         Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in the first sentence of this Section 4.23 will constitute Excess Loss Proceeds. When the aggregate amount of Excess Loss Proceeds received by AirGate and its Restricted Subsidiaries exceeds $10.0 million (and "Event of Loss Offer Triggering Event"), AirGate will make an offer, on a pro rata basis (an "Event of Loss Offer"), to all holders of Notes and all holders of other First Priority Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds resulting from an Event of Loss to purchase the maximum principal amount of Notes and such other First Priority Indebtedness that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the purchase date and will be payable in cash. If any Excess Loss Proceeds remain after consummation of any purchase contemplated by an Event of Loss Offer, AirGate may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Security Documents. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset to zero.

         AirGate will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.23, AirGate will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this Section 4.23 by virtue of such conflict.

                                   ARTICLE V

                                   SUCCESSORS

SECTION 5.1       Merger, Consolidation or Sale of Assets.

         AirGate shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer or other disposition of the properties and assets of AirGate and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, at the time and after giving effect thereto:

(1) either: (A) if the transaction or series of transactions is a consolidation of AirGate with or a merger of AirGate with or into any other Person, AirGate shall be the surviving Person of such merger or consolidation, or (B) the Person formed by any consolidation with or merger with or into AirGate, or to which the properties and assets of AirGate or AirGate and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of AirGate under the Notes, this Indenture and the Security Documents and, in each case, this Indenture and the Security Documents, as so supplemented, shall remain in full force and effect;

(2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

(3) AirGate or the Surviving Entity will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period, (A) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of AirGate immediately preceding the transaction and (B) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section
         4.9 hereof; provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer or other disposition of the properties and assets by any Restricted Subsidiary or AirGate to any other Restricted Subsidiary or AirGate, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary or AirGate.

         AirGate may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

         In connection with any consolidation, merger, sale, assignment, conveyance, transfer or other disposition contemplated by this Section 5.1, AirGate shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate, which shall set forth the manner of determination of AirGate's compliance with clause (3) of this Section 5.1 stating that such consolidation, merger, sale, assignment, conveyance, transfer, or other disposition and the supplemental indenture in respect thereof, required under clause (1)(B) of the preceding paragraph, comply with the requirements of this Indenture and an Opinion of Counsel.

         For all purposes of this Indenture and the Notes, including the provisions described in the two immediately preceding paragraphs and Sections
4.9 and 4.21 hereof, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 4.21 hereof and all Indebtedness of the Surviving Entity and its Subsidiaries that was not Indebtedness of AirGate and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

         The Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of AirGate under this Indenture and the Security Documents, and the predecessor company shall be released from all its obligations and covenants under this Indenture, the Security Documents and the Notes.

SECTION 5.2       Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of AirGate in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which AirGate is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to AirGate), and shall exercise every right and power of AirGate under this Indenture with the same effect as if such successor Person had been named as AirGate herein.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.1       Events Of Default.

         Each of the following constitutes an "Event of Default":

(i) default for 30 days in the payment when due of interest on the Notes;

(ii) default in payment when due of principal of or premium, if any, on the Notes;

(iii) failure by AirGate or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.14 or 4.23 hereof;

(iv) failure by AirGate or any of its Restricted Subsidiaries for 60 days after notice to comply with the provisions of any other agreement in this Indenture;

(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by AirGate or any of its Restricted Subsidiaries or the payment of which is guaranteed by AirGate or any of its Restricted Subsidiaries whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default:

                           (a) is caused by a failure to pay principal of or
                  premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or

                           (b) results in the acceleration of such Indebtedness
                  prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(vi) failure by AirGate or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(vii) any Security Document or the Intercreditor Agreement is held to be unenforceable or invalid for any reason, the security interests purported to be created by the Security Documents are held to be unenforceable, invalid or impaired with respect to a material portion of the Collateral, AirGate or any Guarantor defaults in the performance of the terms of any of the Security Documents or the Intercreditor Agreement in a manner which adversely affects the enforceability or validity of the security interest on a material portion of the Collateral or in a manner which adversely affects the condition or value of a material portion of the Collateral, or AirGate or any Guarantor repudiates or disaffirms any of its obligations under any of the Security Documents or the Intercreditor Agreement;

(viii) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

(ix) AirGate, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

         (a)      commences a voluntary case,

         (b) consents to the entry of an order for relief against it in an involuntary case,

         (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

         (d) makes a general assignment for the benefit of its creditors, or

         (e)      generally is not paying its debts as they become due;

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (a) is for relief against AirGate or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

         (b) appoints a Custodian of AirGate or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

         (c) orders the liquidation of AirGate or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; and

(xi) any event occurs that causes, subject to any applicable grace period, an Event of Termination under any of the Sprint Agreements; and

(xii) the occurrence of any Event of Default as defined in the indenture governing the Second Priority Notes; provided that an Event of Default as defined in the indenture governing the Second Priority Notes that, in accordance with its terms, (x) requires the passage of a period of time shall not be an Event of Default with respect to the Notes prior to the passage of such period of time and/or (y) requires the giving of notice shall not be an Event of Default with respect to the Notes unless the Trustee or the holders of Notes shall provide notice in accordance with the provisions of this Indenture generally applicable to the giving of notices of default, but shall not require that the holders of Second Priority Notes provide any comparable notice.

         The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.2       Acceleration.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest on the Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as described in clause (ix) or (x) of Section 6.1 hereof, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of AirGate with the intention of avoiding payment of the premium that AirGate would have had to pay if AirGate then had elected to redeem the Notes pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to October 15, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of AirGate with the intention of avoiding the prohibition on redemption of the Notes prior to October 15, 2006, then the amount payable in respect of such Notes for purposes of this paragraph shall be equal to 102% of the aggregate principal amount.

SECTION 6.3       Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4       Waiver of Past Defaults.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the consent of all of the Holders of the Notes then outstanding.

SECTION 6.5       Control by Majority.

         The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

SECTION 6.6       Limitation on Suits.

         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from AirGate;

                  (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and

                  (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7 Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8       Collection Suit by Trustee.

         If an Event of Default specified in Section 6.1(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against AirGate for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9       Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to AirGate (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10      Priorities.

         If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively;

                  Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

                  Fourth: to AirGate or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII

                                     TRUSTEE

SECTION 7.1       Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

However, the Trustee shall examine the certificates and opinions furnished to it to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)      this paragraph does not limit the effect of paragraph (b) of this
         Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.1.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with AirGate. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2       Rights of Trustee.

         (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of AirGate mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from AirGate or a Guarantor shall be sufficient if signed by an Officer of AirGate or such Guarantor.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of AirGate, personally or by agent or attorney at the sole cost of AirGate and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (h) The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.

         (i) The Trustee may request that AirGate deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.3       Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with AirGate or any Affiliate of AirGate with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4       Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for AirGate's use of the proceeds from the Notes or any money paid to AirGate or upon AirGate's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital on any Officers' Certificate delivered to the Trustee under Article IV or Sections 8.4 or 10.4 hereof, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5       Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is actually known to an officer of the Trustee directly responsible for the administration of this Indenture, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6       Reports by Trustee to Holders of the Notes.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders shall be mailed to AirGate and filed with the Commission and each stock exchange on which AirGate has informed the Trustee in writing the Notes are listed in accordance with TIA ss. 313(d). AirGate shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.7       Compensation and Indemnity.

         AirGate shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. AirGate shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         AirGate shall indemnify the Trustee (which for purposes of this Section
7.7 shall include its officers, directors, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against AirGate (including this Section 7.7) and defending itself against any claim (whether asserted by AirGate or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify AirGate promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify AirGate shall not relieve AirGate of its obligations hereunder. AirGate shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and AirGate shall pay the reasonable fees and expenses of such counsel. AirGate need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of AirGate under this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

         To secure AirGate's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1 (ix), (x) or (xi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.8       Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying AirGate. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and AirGate in writing. AirGate may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, AirGate shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by AirGate.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, AirGate, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to AirGate. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, AirGate's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9       Successor Trustee by Merger, Etc.

         If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10      Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss.310(a)(l), (2) and (5). The Trustee is subject to TIA ss. 310(b) including the provision in ss. 310(b)(1); provided that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of AirGate or the Guarantors are outstanding if the requirements for exclusion set forth in TIA ss. 310(b)(1) are met.

SECTION 7.11      Preferential Collection of Claims Against Airgate.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12 Trustee's Application for Instructions from Airgate.

         Any application by the Trustee for written instructions from AirGate may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of AirGate actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13      Limitation of Liability.

         It is understood by the parties hereto other than The Bank of New York Trust Company, N.A. (the "Bank") that the sole recourse of the parties hereto other than the Bank in respect of the obligations of the Trust hereunder and under the other documents contemplated thereby and related thereto to which it is a party shall be to the parties hereto other than the Bank. In addition, the Bank is entering into this Indenture and the other documents contemplated thereby and related thereto to which it is a party solely in its capacity as trustee under this Indenture and not in its individual capacity (except as expressly stated herein) and in no case shall the Bank (or any Person acting as successor trustee under this Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of AirGate hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party, provided, however, that the Bank (or any such successor trustee) shall be personally liable hereunder and thereunder for its own negligence or willful misconduct or for its material breach of its covenants, representations and warranties contained herein or therein, to the extent expressly covenanted or made in its individual capacity. In no event shall the Trustee, in its capacity as Paying Agent, Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1       Option to Effect Legal Defeasance or Covenant Defeasance.

         AirGate may, at the option of its Boards of Directors evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2       Legal Defeasance and Discharge.

         Upon AirGate's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, AirGate shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that AirGate shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of AirGate, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(a); (b) AirGate's obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c)
the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.7, 8.5 and 8.7 hereof and AirGate's obligations in connection therewith and (d) the provisions of this
Article VIII. Subject to compliance with this Article VIII, AirGate may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3       Covenant Defeasance.

         Upon AirGate's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, AirGate shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.23 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, AirGate or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon AirGate's exercise under
Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(iii) and (iv) hereof shall not constitute Events of Default.

SECTION 8.4       Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) AirGate must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and AirGate must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 8.2 hereof, AirGate shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) AirGate has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.3 hereof, AirGate shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing either: (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (ii) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any material agreement or instrument other than this Indenture to which AirGate or any of its Restricted Subsidiaries is a party or by which AirGate or any of its Restricted Subsidiaries is bound;

                  (f) AirGate must deliver to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of AirGate between the date of deposit and the 91st day following the deposit and assuming that no holder is an ``insider'' of AirGate under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) AirGate must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by AirGate with the intent of preferring the Holders over the other creditors of AirGate or with the intent of defeating, hindering, delaying or defrauding creditors of AirGate or others; and

                  (h) AirGate must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with as contemplated by this Section 8.4.

SECTION 8.5       Deposited Money and Government Securities to be Held in Trust;
                 Other Miscellaneous Provisions.

         Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including AirGate or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         AirGate shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to AirGate from time to time upon the written request of AirGate and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6       Repayment to Airgate.

         Any money deposited with the Trustee or any Paying Agent, or then held by AirGate, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to AirGate on its written request or (if then held by AirGate) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to AirGate for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of AirGate as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of AirGate cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to AirGate.

SECTION 8.7       Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of AirGate under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if AirGate makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, AirGate shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1       Without Consent of Holders of the Notes.

         Notwithstanding Section 9.2 of this Indenture, without the consent of any Holder, AirGate, the Guarantors and the Trustee (and if applicable, the Collateral Agent) may amend or supplement this Indenture, the Notes, the Intercreditor Agreement or any Security Document:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of AirGate's obligations to the Holders under this Indenture, the Intercreditor Agreement or any Security Document, in the case of a merger, or consolidation or sale of all or substantially all of AirGate's assets in accordance with this Indenture;

                  (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

                  (e) to secure the Notes under this Indenture, to add Guarantees with respect to the Notes, or to confirm and evidence the release, termination or discharge of any such security or Guarantee when such release, termination or discharge is permitted by this Indenture and the Security Documents;

                  (f) to add or release Collateral as permitted under the terms of this Indenture, the Intercreditor Agreement or the Security Documents;

                  (g) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA or otherwise in obtaining an exemption from, or interpretation of, or in elaborating on, the requirements of Section 314(d) of the TIA or to enable AirGate to rely on existing interpretations of the Commission regarding the requirements of Section 314(d) of the TIA; or

                  (h) to equally and ratably secure First Priority Indebtedness incurred in compliance with this Indenture.

         Upon the request of AirGate accompanied by a resolution of the Board of Directors authorizing the execution of any such amendment to this Indenture, the Guarantees, the Intercreditor Agreement, the Security Documents or the Notes, and upon receipt by the Trustee of the documents described in Sections 9.6 and
13.4 hereof, the Trustee shall join with AirGate and the Guarantors in the execution of any amendment to this Indenture, the Guarantees, the Intercreditor Agreement, the Security Documents or the Notes authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment to this Indenture, the Guarantees, the Intercreditor Agreement, the Security Documents or the Notes that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2       With Consent of Holders of Notes.

         Except as provided below in this Section 9.2, this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or any Security Document may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (it being understood that the provisions of the Intercreditor Agreement and the Security Documents that may by their terms be amended or supplemented without the consent of the Holders do not require the consent of the Holders contemplated hereby), including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer, for Notes, and any existing default or compliance with any provision of this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or any Security Document may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (it being understood that the provisions of the Intercreditor Agreement and the Security Documents that may by their terms be waived without the consent of the Holders do not require the consent of the Holders contemplated hereby), including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes.

         Upon the request of AirGate accompanied by a Board Resolution authorizing the execution of any such amendment to this Indenture, the Guarantees, the Intercreditor Agreement, the Security Documents or the Notes, and upon receipt by the Trustee of the documents described in Sections 9.6 and
13.4 hereof, the Trustee shall join with AirGate and the Guarantors in the execution of any amendment to this Indenture, the Guarantees, the Intercreditor Agreement, the Security Documents or the Notes authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment to this Indenture, the Guarantees, the Intercreditor Agreement, the Security Documents or the Notes that affects its own rights, duties or immunities under this Indenture or otherwise.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.2 becomes effective, AirGate shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of AirGate to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

         Subject to Sections 6.2, 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may amend or waive compliance in a particular instance by AirGate with any provision of this Indenture or the Notes. However, without the consent of each Holder adversely affected, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

                  (a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.10 and 4.14 hereof);

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

                  (g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.10 or 4.14 hereof); or

                  (h) make any change in the amendment and waiver provisions of this Article IX.

SECTION 9.3       Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4       Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

         AirGate may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If AirGate fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as AirGate shall designate.

SECTION 9.5       Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. AirGate in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6       Trustee to Sign Amendments, Etc.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. AirGate and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid and binding upon AirGate in accordance with its terms.

                                   ARTICLE X

                               SECURITY DOCUMENTS

SECTION 10.1      Security Documents.

         The due and punctual payment of the principal and premium, if any, of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at Stated Maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of AirGate and the Guarantors to the Holders or the Trustee under this Indenture, the Security Documents or the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents.

         Each Holder, by its acceptance of the Notes, consents and agrees to the terms of the Intercreditor Agreement and the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral pursuant to the terms set forth in the Intercreditor Agreement) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to enter into such Security Documents and Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

         AirGate shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Intercreditor Agreement and the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Intercreditor Agreement and the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Intercreditor Agreement, the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes herein and therein expressed.

         AirGate shall take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of AirGate hereunder, a valid and enforceable perfected lien on and security interest in all the Collateral, in favor of the Collateral Agent for the benefit of the Holders and other Persons for whose benefit the Collateral Agent or Trustee, as applicable, acts pursuant to the Security Documents, subject to the provisions of the Intercreditor Agreement.

SECTION 10.2      Recording and Opinions.

         (a) As required by the provisions of Section 314(b) of the TIA, AirGate and, if applicable, the Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents (subject only to Permitted Liens), including without limitation, the filing of financing statements, continuation statements, mortgages and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. AirGate and the Guarantors shall from time to time promptly pay all financing statement, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Security Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

         (b) As required by the provisions of Section 314(b) of the TIA, AirGate shall furnish to the Trustee within three months after each anniversary of the Closing Date, an Opinion of Counsel, dated as of such date, stating either that
(i) in the opinion of such counsel, all action has been taken (and stating what actions, if any, are necessary to be taken within the next calendar year) with respect to the recording, registering, filing, re-recording, re-registering and refiling of this Indenture and the Security Documents, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens intended to be created by the Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such Liens during the next two years.

SECTION 10.3      Possession, Use and Release of Collateral.

         (a) Subject to the rights of the Trustee under the Security Documents, and subject to the terms and conditions in any agreements governing this Indenture and the Security Documents, AirGate and the Guarantors will have the right to remain in possession and retain control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

         (b) AirGate and the Guarantors, as the case may be, shall have the right to obtain a release of items of Collateral subject to a sale or disposition from the Lien of the Security Documents (the "Released Collateral"), and the Collateral Agent shall release such Released Collateral from the Lien of the relevant Security Document and reconvey the Released Collateral to AirGate or the applicable Guarantor if AirGate delivers to the Collateral Agent the following:

(1)      a notice from AirGate requesting the release of Released Collateral,
         (i) specifically describing the proposed Released Collateral, (ii) stating that such Released Collateral is to be sold and that the consideration to be received in respect of the Released Collateral is at least equal to the fair market value of the Released Collateral and that such consideration is also to be made subject to the Lien of the Security Documents to the extent required by this Indenture, (iii) confirming the sale of, or an agreement to sell, such Released Collateral in a bona fide sale to a person that is not an Affiliate of AirGate or, in the event that such sale is to a person that is an Affiliate, confirming that such sale is made in compliance with Section
         4.11 and (iv) certifying that if the sale of such Released Collateral constitutes an Asset Sale, such Asset Sale complies with the terms and conditions of this Indenture with respect thereto, including, without limitation, the applicable provisions of Section 4.10; and

(2) an Officers' Certificate stating that (i) such sale covers only the Released Collateral or such other property that does not constitute Collateral subject to the sale or disposition, (ii) after giving effect to such sale or disposition, there is no Default or Event of Default in effect or continuing on the date thereof and the release of the Collateral will not result in a Default or Event of Default under this Indenture, and (iii) all conditions precedent in this Indenture, the Security Documents and the indenture and security documents governing the Second Priority Notes relating to the release in question have been complied with by AirGate and, in the event that there is to be a substitution of property for the Released Collateral subject to an Asset Sale, all documentation necessary to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Security Documents have been provided to the Collateral Agent.

         Upon compliance by AirGate with the conditions precedent set forth above, the Collateral Agent shall cause to be released and reconveyed to AirGate or the applicable Guarantor the Released Collateral without recourse by executing a release in the form provided by AirGate or the applicable Guarantor and reasonably acceptable to the Collateral Agent.

         (c) AirGate and the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Collateral Agent shall release from the Lien of the Security Documents, items of Collateral subject to an Event of Loss, upon compliance with the conditions precedent that AirGate shall have delivered to the Collateral Agent the following:

(1) an Officers' Certificate of AirGate certifying that (A) such Collateral is the subject of an Event of Loss and the amount of the Net Loss Proceeds, and (B) all conditions precedent to such release have been complied with; and

(2)              an Opinion of Counsel substantially to the effect:

                  (i) if applicable, that such property has been taken by eminent domain, or has been sold pursuant to the exercise of a right vested in a governmental authority to purchase, or to designate a purchaser or order a sale of, such property in lieu of the exercise of the right of condemnation or eminent domain;

                  (ii) in the case of a taking by eminent domain, that the award for the property so taken has become final and that an appeal from such award is not advisable in the interests of AirGate, which opinion as to factual matters may rely on a certificate of an officer of AirGate or a Guarantor, as applicable; and

                  (iii) that the instrument or instruments and the award or payment of such taking which have been or are therewith delivered to and deposited with the Collateral Agent conform to the requirements of the applicable Security Documents and that, upon the basis of such application, the Collateral Agent is permitted by the terms hereof and of the Security Documents to execute and deliver the release requested, and that all conditions precedent herein and in the Security Documents provided for relating to such release have been complied with.

         In any proceedings for the taking of any part of the Collateral, the Collateral Agent may be represented by counsel acceptable to the Collateral Agent.

         Upon compliance by AirGate with the conditions precedent set forth above, the Collateral Agent shall cause to be released and reconveyed to AirGate or the applicable Guarantor without recourse the aforementioned items of Collateral which are the subject of such Event of Loss by executing a release in the form provided by AirGate or the Guarantor acceptable to the Collateral Agent.

         (d) Collateral may (and, as applicable, shall) be released or substituted only in accordance with the terms of the Intercreditor Agreement and the Security Documents or this Section 10.3. Upon any disposition of Collateral pursuant to and in compliance with Sections 4.10, 10.4 and 10.5, or pursuant to a transaction that does not constitute an "Asset Sale" or otherwise violate any provision of this Indenture, such Collateral shall be sold free and clear of any lien under the Security Documents and automatically released from the provisions thereof.

         (e) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Intercreditor Agreement, the Security Documents or this Section 10.3.

         (f) Any request by AirGate for the Trustee or the Collateral Agent to execute a release of any Collateral from the terms of this Indenture shall be made pursuant to the terms of Section 10.5 of this Indenture.

SECTION 10.4      Certificates of the Company.

         (a) To the extent applicable, AirGate shall comply (or cause compliance) with Section 313(b) of the TIA, relating to reports, and Section 314(d) of the TIA, relating to the release of property or securities from the lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the lien and security interest of the Security Documents. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of AirGate except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Collateral Agent in the exercise of reasonable care.

         (b) With respect to AirGate's obligations under Section 10.4(a) relating to delivery of certificates or opinions required by Section 314(d) of the TIA and AirGate's obligations under Section 10.3(b) relating to delivery of Certificates, notices or opinions, AirGate and each Subsidiary, as the case may be, may:

(1) abandon, sell, assign, transfer, lease, license or otherwise dispose of in the ordinary course of business any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of AirGate and is not material to the conduct of the business of AirGate and its Subsidiaries taken as a whole;

(2) grant in the ordinary course of business, rights-of-way and easements over or in respect of any of AirGate's or such Subsidiary's real property, provided that such grant will not, in the reasonable opinion of the Board of Directors, impair the usefulness of such property in the conduct of AirGate's business;

(3) sell, transfer or otherwise dispose of inventory in the ordinary course of business;

(4) sell, collect, liquidate, factor or otherwise dispose of accounts receivable in the ordinary course of business;

(5) make cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture, the Security Documents and the Intercreditor Agreement; and

(6) engage in any other release of any Collateral as to which release any Commission regulation or interpretation (including any no-action letter issued by the Staff of the Commission or exemption order issued by the Commission or pursuant to its delegated authority, whether issued to AirGate or any other Person) provides that delivery of such opinions or certificates need not be made;

in each case, without the delivery of any such opinions or certificates upon any such release; provided that AirGate shall deliver to the Trustee, within 15 days after each of the six-month periods ended January 1 and July 1 in each year an Officers' Certificate to the effect that all releases of Collateral as to which such opinions or certificates were not delivered in reliance upon this Section 10.4(b) by AirGate or any Subsidiary, as the case may be, during the preceding six-month period were in the ordinary course of AirGate's or such Subsidiary's business and otherwise in accordance with Section 10.4(b)(1) through Section 10.4(b)(6) and that all proceeds therefrom were used by AirGate or such Subsidiary as permitted herein.

         (c) The fair value of Collateral released from the Liens of the Security Documents as to which opinions or certificates are not delivered prior to the applicable date of determination in reliance upon this Section 10.4(b) shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens of the Security Documents in any calendar year exceeds the 10% threshold specified in Section 314(d)(l) of the TIA; provided that AirGate's right to rely on this sentence at any time is conditioned upon AirGate having furnished to the Trustee the Officers' Certificates described in Section 10.4(b) that were required to be furnished to the Trustee at or prior to such time.

         (d) It is expressly understood that Section 10.4(b) and Section 10.4(c) relate only to AirGate's and each Subsidiary's obligations under the TIA and shall not affect AirGate's and its Subsidiaries' rights or abilities to release Collateral.

SECTION 10.5      Execution of Release by Trustee.

         In the event that AirGate or any Guarantor wish the Trustee or the Collateral Agent to execute a release of any Collateral from the lien of the Security Documents in accordance with this Indenture, the Intercreditor Agreement and the Security Documents, it shall furnish the Trustee and the Collateral Agent an Officers' Certificate complying with Section 12.4(a) certifying that all conditions precedent have been met and that no consent of the Holders is required together with any documents required by Section 4.10,
Section 10.4 or any other provision of this Indenture and deliver as required by this Indenture, an Opinion of Counsel to the effect that such accompanying documents constitute all the documents required by this Indenture and by Section 314(d) of the TIA or that no such documents are so required. Upon the receipt of such documents the Trustee shall execute, or shall cause the Collateral Agent to execute, a release of the Collateral. The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to certify that it has received such documentation which on its face conforms to
Section 314(d) of the TIA.

SECTION 10.6      Authorization of Actions to be Taken by the Trustee
                             Under the Security Documents.

         Subject to the provisions of the Intercreditor Agreement and the Security Documents, the Trustee may, in its sole discretion and without the consent of the Holders (and shall, at the direction of Holders holding the requisite principal amount of Notes), direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce the terms of the Intercreditor Agreement and the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of AirGate hereunder. The Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Intercreditor Agreement and the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

SECTION 10.7        Authorization of Receipt of Funds by the
                    Trustee Under the Security Documents.

         The Trustee is authorized to receive funds for the benefit of the Holders distributed under the Security Documents or the Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Intercreditor Agreement and the Security Documents.

SECTION 10.8      Collateral Agent.

         The Trustee shall act as Collateral Agent pursuant to the Intercreditor Agreement and the Security Documents and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Intercreditor Agreement or the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

SECTION 10.9      Security Documents.

         (a) Each of the other parties hereto and, by their acceptance of the Notes, the Holders hereby authorize and instruct the Trustee, as Collateral Agent, to (i) enter into the Security Documents, (ii) bind such parties and the Holders on the terms set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents.

         (b) Each of the other parties hereto and, by their acceptance of the Notes, the Holders hereby authorize and instruct the Trustee to (i) enter into the Intercreditor Agreement, (ii) bind such parties and the Holders on the terms set forth in the Intercreditor Agreement, and (iii) perform and observe its obligations under the Intercreditor Agreement.

                                   ARTICLE XI

                                   GUARANTEES

SECTION 11.1      Guarantees.

         (a) Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of AirGate hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of AirGate to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Guarantees shall be a guarantee of payment and not of collection.

         (b) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

         (c) Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

         (d) If any Holder or the Trustee is required by any court or otherwise to return to AirGate or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either AirGate or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture except as otherwise provided in the Intercreditor Agreement.

         (e) Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article VI hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

SECTION 11.2      Execution and Delivery of Guarantee.

         To evidence its Guarantee set forth in Section 11.1, each Guarantor agrees that a notation of such Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation of Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature. In case the officer, board member or director of such Guarantor who shall have signed such notation of Guarantee shall cease to be such officer, board member or director before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Guarantee had not ceased to be such officer, board member or director.

         Each Guarantor agrees that its Guarantee set forth in Section 11.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 11.3      Severability.

         In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.4      Limitation of Guarantors' Liability.

         Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee constituting a fraudulent transfer or conveyance.

SECTION 11.5      Guarantors May Consolidate, Etc., on Certain Terms.

         Except as otherwise provided in Section 11.6 hereof, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

(1) immediately after giving effect to such transactions, no Default or Event of Default exists; and

(2)               either:

         (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture pursuant to a supplemental indenture and supplements to the Security Documents satisfactory to the Trustee; or

         (B) the Net Proceeds of any such sale or other disposition of a Guarantor are applied in accordance with the provisions of
                  Section 4.10 hereof.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles IV and V hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into AirGate or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to AirGate or another Guarantor.

SECTION 11.6      Releases Following Sale of Assets.

         Any Guarantor shall be released and relieved of any obligations under this Guarantee, (1) in connection with any sale or other disposition by AirGate or any Subsidiary of AirGate of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary, if AirGate or the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the provisions of Section 4.10 hereof; or (2) in connection with any sale of all of the Capital Stock of a Guarantor by AirGate or any Subsidiary of AirGate to a Person that is not (either before or after giving effect to such transaction) a Subsidiary, if AirGate applies the Net Proceeds of that sale in accordance with the provisions of Section 4.10 thereof. Upon delivery to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by AirGate in accordance with the provisions of this Indenture, including without limitation
Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

         Any Guarantor not released from its obligations under this Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

SECTION 11.7      Release of a Guarantor.

         Any Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture shall, at such time, be deemed automatically and unconditionally released and discharged of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of the Company's request for such release accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.8. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Guarantee.

SECTION 11.8      Benefits Acknowledged.

         Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 11.9      Future Guarantors.

         Each future Restricted Subsidiary shall become a Guarantor. Within ten
(10) days of becoming a Restricted Subsidiary, such Subsidiary shall execute and deliver to the Trustee a supplemental indenture and other agreements making such Subsidiary a party to this Indenture and the security documents relating to the Second Priority Notes.

                                  ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.1      Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 12.2      Notices.

         Any notice or communication by AirGate, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:

         If to AirGate:

                  AirGate PCS, Inc.
                  Harris Tower
                  Suite 1700
                  233 Peachtree Street, N.E.
                  Atlanta, Georgia  30303
                  Facsimile No.:  (404) 525-7922
                  Attention:  President

         With a copy to:

                  AirGate PCS, Inc.
                  Harris Tower
                  Suite 1700
                  233 Peachtree Street, N.E.
                  Atlanta, Georgia  30303
                  Facsimile No.:  (404) 525-7922
                  Attention:  General Counsel

         and

                  Paul, Hastings, Janofsky & Walker LLP
                  600 Peachtree St., N.E., Suite 2400
                  Atlanta, Georgia  30308
                  Facsimile No.:  (404) 815-2424
                  Attention:  Elizabeth Noe

         If to the Trustee:
                  The Bank of New York Trust Company, N.A.
                  100 Ashford Center North, Suite 520
                  Atlanta, Georgia  30338
                  Facsimile No.:  (770) 698-5195
                  Attention:  Corporate Trust Administration

         AirGate or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

         If AirGate mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3 Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. AirGate, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.4      Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by AirGate to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), AirGate shall furnish to the Trustee upon request:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.5      Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.6      Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7      No Personal Liability of Directors, Officers,
                          Employees and Stockholders.

         No director, officer, employee, incorporator or stockholder of AirGate or any Guarantor, as such, shall have any liability for any obligations of AirGate or the Guarantors under the Notes, this Indenture, the Guarantees, the Intercreditor Agreement or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 12.8      Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, IF ANY. The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.9      No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of AirGate or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10     Successors.

         All agreements of AirGate and the Guarantors in this Indenture and the Notes and the Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 12.11     Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12     Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13     Table of Contents, Headings, Etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14     Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to AirGate. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and AirGate, if made in the manner provided in this Section 12.14.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Holder list maintained under Section 2.05 hereunder.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or AirGate in reliance thereon, whether or not notation of such action is made upon such Note.

         (e) If AirGate shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, AirGate may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but AirGate shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of October 25, 2004       AIRGATE PCS, INC.


                                   By:
                                          Name:    Thomas M. Dougherty
                                          Title:   President and Chief Executive
                                                   Officer


                                   AGW LEASING COMPANY, INC.


                                   By:
                                          Name:    Thomas M. Dougherty
                                          Title:   President and Chief Executive
                                                   Officer


                                   AIRGATE NETWORK SERVICES, LLC


                                   By:
                                          Name:
                                          Title:


                                   AIRGATE SERVICE COMPANY, INC.


                                   By:
                                          Name:
                                          Title:


                                   The Bank of New York Trust Company, N.A., as Trustee


                                   By:
                                          Name:
                                          Title:



                                      A-13


                                       A-1
                                                                 EXHIBIT A


                                  FORM OF NOTE

                  (Face of First Priority Senior Secured Note)
           First Priority Senior Secured Floating Rate Notes due 2011


                              [Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                            [Restricted Notes Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ``SECURITIES ACT''), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT OR (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.





No. $                                                   CUSIP NO.

                                AIRGATE PCS, INC.

promises to pay to            or registered assigns, the principal sum of
    Dollars on October 15, 2011.

         Interest Payment Dates:  January 15, April 15, July 15 and October 15,
beginning [          ]

         Record Dates January 1, April 1, July 1 and October 1

                                      AIRGATE PCS, INC.


                                      By: ___________________________
                                             Name:
                                             Title:




This is one of the First Priority Senior Secured Floating Rate Notes referred to in the within-mentioned Indenture:

Dated:  _______________
    The Bank of New York Trust Company, N.A., as
    Trustee


By:  _____________________



           (Back of First Priority Senior Secured Floating Rate Note) First Priority Senior Secured Floating Rate Notes due 2011


         Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

         (1) Interest. AirGate PCS, Inc., a Delaware corporation, or its successor ("AirGate"), promises to pay interest on the principal amount of this First Priority Senior Secured Floating Rate Note at a rate per annum, reset quarterly, equal to LIBOR plus 3.75%, as determined by the calculation agent (the "Calculation Agent"). AirGate will pay interest in United States dollars (except as otherwise provided herein) quarterly in arrears on January 15, April 15, July 15 and October 15, commencing on [ ], or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the First Priority Senior Secured Floating Rate Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [INSERT DATE WHEN INTEREST ACCRUAL COMMENCES]; provided that if there is no existing Default or Event of Default in the payment of interest, and if this First Priority Senior Secured Floating Rate Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after [INSERT DATE WHEN INTEREST ACCRUAL COMMENCES]), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of First Priority Senior Secured Floating Rate Notes, in which case interest shall accrue from the date of authentication. AirGate shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the First Priority Senior Secured Floating Rate Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest for each day that the Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. The Calculation Agent will, upon the request of the Holder of any Note, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Guarantors and the Holders of the Notes.

         (2) Method of Payment. AirGate will pay interest on the First Priority Senior Secured Floating Rate Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of First Priority Senior Secured Floating Rate Notes at the close of business on the January 1, April 1, July 1 and October 1 next preceding the Interest Payment Date, even if such First Priority Senior Secured Floating Rate Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The First Priority Senior Secured Floating Rate Notes shall be payable as to principal, premium and interest at the office or agency of AirGate maintained for such purpose within or without the City and State of New York, or, at the option of AirGate, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other First Priority Senior Secured Floating Rate Notes the Holders of which shall have provided written wire transfer instructions to AirGate and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of this First Priority Senior Secured Floating Rate Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee's agent appointed for such purposes.

         (3) Paying Agent and Registrar. Initially, The Bank of New York Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. AirGate may change any Paying Agent or Registrar without notice to any Holder. AirGate or any of its Subsidiaries may act in any such capacity.

         (4) Indenture. AirGate issued the First Priority Senior Secured Floating Rate Notes under an Indenture, dated as of October 25, 2004 (the "Indenture"), among AirGate, AGW Leasing Company, Inc., AirGate Network Services, LLC, AirGate Service Company, Inc. and the Trustee. The terms of the First Priority Senior Secured Floating Rate Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss.77aaa-77bbbb) (the "TIA"). To the extent the provisions of this First Priority Senior Secured Floating Rate Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The First Priority Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The First Priority Senior Secured Floating Rate Notes issued on the Closing Date are senior secured Obligations of AirGate limited to $175,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding First Priority Senior Secured Floating Rate Notes as set forth in Paragraph 2 hereof. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

         The payment of principal and interest on the First Priority Senior Secured Floating Rate Notes is unconditionally guaranteed on a senior secured basis by the Guarantors.

         (5) Optional Redemption. (a) The First Priority Senior Secured Floating Rate Notes shall not be redeemable at AirGate's option prior to October 15, 2006. Thereafter, the First Priority Senior Secured Floating Rate Notes shall be subject to redemption at the option of AirGate, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

                  Year                                        Percentage
                  2006.................................        102.000%
                  2007.................................        101.000%
                  2008 and thereafter..................        100.000%

         (b) At any time, or from time to time, on or prior to October 15, 2006, AirGate may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price equal to 100% of the principal amount so redeemed plus a premium equal to the interest rate per annum applicable on the date on which the notice of redemption is given, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

                  (1) at least 65% of the principal amount of Notes issued under the Indenture remain outstanding immediately after any such redemption; and

                  (2) AirGate makes such redemption not more than 90 days after the consummation of any such Equity Offering.

         (6) Mandatory Redemption. AirGate shall not be required to make mandatory redemption or sinking fund payments with respect to the First Priority Senior Secured Floating Rate Notes.

         (7) Repurchase at Option of Holder.

         (a) Upon the occurrence of a Change of Control, each Holder will have the right to require AirGate to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's First Priority Senior Secured Floating Rate Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Within 30 days following any Change of Control, AirGate will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

         (b) Upon the occurrence of certain Asset Sales or Events of Loss, the Company may be required to offer to purchase Notes.

         (c) Holders of the First Priority Senior Secured Floating Rate Notes that are the subject of an offer to purchase will receive notice of a Change of Control Offer, Asset Sale Offer or Event of Loss Offer from AirGate prior to any related purchase date and may elect to have such First Priority Senior Secured Floating Rate Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

         (8) Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose First Priority Senior Secured Floating Rate Notes are to be redeemed at its registered address. First Priority Senior Secured Floating Rate Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the First Priority Senior Secured Floating Rate Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the First Priority Senior Secured Floating Rate Notes or portions hereof called for redemption.

         (9) Security. The Indenture provides that the First Priority Senior Secured Floating Rate Notes or Guarantees must be secured by Liens on Collateral of AirGate or the Guarantors. Liens securing the First Priority Senior Secured Floating Rate Notes or Guarantees may be released in various circumstances, including in certain circumstances without the consent of Holders.

         (10) Denominations, Transfer, Exchange. The First Priority Senior Secured Floating Rate Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the First Priority Senior Secured Floating Rate Notes may be registered and the First Priority Senior Secured Floating Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and AirGate may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. AirGate need not exchange or register the transfer of any First Priority Senior Secured Floating Rate Note or portion of a First Priority Senior Secured Floating Rate Note selected for redemption, except for the unredeemed portion of any First Priority Senior Secured Floating Rate Note being redeemed in part. Also, it need not exchange or register the transfer of any First Priority Senior Secured Floating Rate Notes for a period of 15 days before a selection of First Priority Senior Secured Floating Rate Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         (11) Persons Deemed Owners. The registered holder of a First Priority Senior Secured Floating Rate Note may be treated as its owner for all purposes.

         (12) Amendment, Supplement and Waiver. Subject to the following paragraphs, the Indenture and the First Priority Senior Secured Floating Rate Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding First Priority Senior Secured Floating Rate Notes (it being understood that the provisions of the Intercreditor Agreement and the Security Documents that may by their terms be amended or supplemented without the consent of the Holders do not require the consent of the Holders contemplated hereby), including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for First Priority Senior Secured Floating Rate Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the First Priority Senior Secured Floating Rate Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding First Priority Senior Secured Floating Rate Notes (it being understood that the provisions of the Intercreditor Agreement and the Security Documents that may by their terms be waived without the consent of the Holders do not require the consent of the Holders contemplated hereby), including consents obtained in connection with a tender offer or exchange offer for First Priority Senior Secured Floating Rate Notes.

         Without the consent of any Holder, AirGate and the Trustee may amend or supplement the Indenture, the First Priority Senior Secured Floating Rate Notes, the Intercreditor Agreement or any Security Document to (i) cure any ambiguity, defect or inconsistency, (ii) provide for uncertificated First Priority Senior Secured Floating Rate Notes in addition to or in place of certificated First Priority Senior Secured Floating Rate Notes, (iii) provide for the assumption of AirGate's or a Guarantor's obligations to Holders under the Indenture, the Intercreditor Agreement or any Security Document in the case of a merger or consolidation or a sale of all or substantially all of AirGate's assets in accordance with the Indenture, (iv) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) secure the Notes under the Indenture, to add Guarantees with respect to the Notes, or to confirm and evidence the release, termination or discharge of any such security or Guarantee when such release, termination or discharge is permitted by the Indenture and the Security Documents, (vi) add or release Collateral as permitted under the terms of the Indenture, the Intercreditor Agreement or the Security Documents, (vii) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or otherwise in obtaining an exemption from, or interpretation of, or in elaborating on, the requirements of Section 314(d) of the TIA or to enable AirGate to rely on existing interpretations of the Commission regarding the requirements of Section 314(d) of the TIA or (viii) to confirm the automatic amendment or waiver of the Security Documents pursuant to the terms of the Intercreditor Agreement.

         Without the consent of each Holder adversely affected, an amendment or waiver to the Indenture or the First Priority Senior Secured Floating Rate Notes may not, with respect to any First Priority Senior Secured Floating Rate Notes held by a non-consenting Holder, (i) reduce the principal amount of First Priority Senior Secured Floating Rate Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any First Priority Senior Secured Floating Rate Note or alter the provisions with respect to the redemption of the First Priority Senior Secured Floating Rate Notes, except for provisions relating to Sections 4.10 and
4.14 of the Indenture, (iii) reduce the rate of or change the time for payment of interest on any First Priority Senior Secured Floating Rate Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the First Priority Senior Secured Floating Rate Notes (except a rescission of acceleration of the First Priority Senior Secured Floating Rate Notes by the Holders of at least a majority in aggregate principal amount of the First Priority Senior Secured Floating Rate Notes and a waiver of the payment default that resulted from such acceleration), (v) make any First Priority Senior Secured Floating Rate Note payable in money other than that stated in the First Priority Senior Secured Floating Rate Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the First Priority Senior Secured Floating Rate Notes, (vii) waive a redemption payment with respect to any First Priority Senior Secured Floating Rate Note, other than a payment required by Sections 4.10 and 4.14 of the Indenture, and (viii) make any change in the preceding amendment and waiver provisions.

         (13) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the First Priority Senior Secured Floating Rate Notes; (ii) default in payment when due of the principal of or premium, if any, on the First Priority Senior Secured Floating Rate Notes; (iii) failure by AirGate or any Restricted Subsidiary to comply with the provisions described in Sections 4.10, 4.14 and 4.23 of the Indenture; (iv) failure by AirGate or any Restricted Subsidiary for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the First Priority Senior Secured Floating Rate Notes then outstanding to comply with any of the other provisions of the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by AirGate or any of its Restricted Subsidiaries (or the payment of which is guaranteed by AirGate or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A)(1) is caused by a failure to pay any principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (2) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by AirGate or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
(vii) certain events of bankruptcy or insolvency with respect to AirGate, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; (viii) any Security Document or the Intercreditor Agreement is held to be unenforceable or invalid for any reason, the security interests purported to be created by the Security Documents are held to be unenforceable, invalid or impaired with respect to a material portion of the Collateral, AirGate or any Guarantor defaults in the performance of the terms of any of the Security Documents or the Intercreditor Agreement in a manner which adversely affects the enforceability or validity of the security interest on a material portion of the Collateral or in a manner which adversely affects the condition or value of a material portion of the Collateral, or AirGate or any Guarantor repudiates or disaffirms any of its obligations under any of the Security Documents or the Intercreditor Agreement; (ix) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; (x) any event occurs that causes, subject to any applicable grace period, an Event of Termination under any of the Sprint Agreements and (y) the occurrence of any Event of Default as defined in the indenture governing the Second Priority Notes; provided that an Event of Default as defined in the indenture governing the Second Priority Notes that, in accordance with its terms, (a) requires the passage of a period of time shall not be an Event of Default with respect to the Notes prior to the passage of such period of time and/or (b) requires the giving of notice shall not be an Event of Default with respect to the Notes unless the Trustee or the holders of Notes shall provide notice in accordance with the provisions of this Indenture generally applicable to the giving of notices of default, but shall not require that the holders of Second Priority Notes provide any comparable notice.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding First Priority Senior Secured Floating Rate Notes may declare all the First Priority Senior Secured Floating Rate Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to AirGate or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding First Priority Senior Secured Floating Rate Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the First Priority Senior Secured Floating Rate Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding First Priority Senior Secured Floating Rate Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         (14) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for AirGate, the Guarantors or their respective Affiliates, and may otherwise deal with AirGate, the Guarantors or their respective Affiliates, as if it were not the Trustee.

         (15) No Recourse Against Others. No director, officer, employee, incorporator or stockholder, of AirGate or any Subsidiary Guarantor, as such, shall have any liability for any obligations of AirGate or any Subsidiary Guarantor under the First Priority Senior Secured Floating Rate Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a First Priority Senior Secured Floating Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the First Priority Senior Secured Floating Rate Notes.

         (16) Authentication. This First Priority Senior Secured Floating Rate Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         (17) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         (18) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, AirGate and the Guarantors shall be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a First Priority Senior Secured Floating Rate Note due 2011 of AirGate which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such Note shall not be entitled to Special Interest and shall not contain terms with respect to transfer restrictions). The Holders shall be entitled to receive certain Special Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.1

         (19) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, AirGate has caused CUSIP numbers to be printed on the First Priority Senior Secured Floating Rate Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the First Priority Senior Secured Floating Rate Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         AirGate shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           AirGate PCS, Inc.
                           Harris Tower
                           Suite 1700
                           233 Peachtree Street, N.E.
                           Atlanta, Georgia  30303
                           Telecopy:  (404) 525-7922
                           Attention:  Secretary




-------------------

1 This Section not to appear on Exchange Securities or Additional Notes unless required by the terms of such Additional Notes.




                                 ASSIGNMENT FORM


         To assign this First Priority Senior Secured Floating Rate Note, fill in the form below: (I) or (we) assign and transfer this First Priority Senior Secured Floating Rate Note to


                                   (Insert assignee's soc. sec. or tax I.D. no.)



                           (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________

to transfer this First Priority Senior Secured Floating Rate Note on the books of AirGate. The agent may substitute another to act for him.

Date:  __________
                          Your Signature:
                                     (Sign exactly as your name appears on the face of this First Priority Senior Secured Floating Rate Note)

         Signature guarantee:


                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this First Priority Senior Secured Floating Rate Note purchased by AirGate pursuant to Section 4.10 4.14 or 4.23 of the Indenture, check the box below:

               [ ] Section 4.10 [ ] Section 4.14 [ ] Section 4.23

         If you want to elect to have only part of the First Priority Senior Secured Floating Rate Note purchased by AirGate pursuant to Section 4.10 or
Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:  __________    Your Signature:  ____________________________________
                                       (Sign exactly as your name appears on the First Priority Senior Secured Floating Rate Note)

         Tax Identification No.:

         Signature guarantee:

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                    REGISTRATION OF TRANSFER RESTRICTED NOTES

AirGate PCS, Inc.
Harris Tower
Suite 1700
233 Peachtree Street, N.E.
Atlanta, Georgia  30303

Attention:  Chief Financial Officer

The Bank of New York Trust Company, N.A.
100 Ashford Center North, Suite 520
Atlanta, Georgia  30338

Attention:  Corporate Trust Administration

                           Re: CUSIP # _________________

Reference is hereby made to that certain Indenture dated October 25, 2004 (the "Indenture") among AirGate PCS, Inc. ("AirGate"), the Guarantors (as defined therein) and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned __________________ (transferor) (check one box below):

[ ] hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

[ ] hereby requests the Trustee to exchange or register the transfer of a Note or Notes to _____________ (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:


(1)               |_| to AirGate or any of its subsidiaries; or

(2) |_| pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(3) |_| inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder.

(4) |_| outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

                              _______________________________________________
                                                 Signature

Signature Guarantee:
                      (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



                                         [Name of Transferee]

Dated:  _________________________
                                        NOTICE:  To be executed by an executive
                                                 officer

           SCHEDULE OF EXCHANGES OF SENIOR SECURED FLOATING RATE NOTES


         The following exchanges of a part of this Global Note for other First Priority Senior Secured Floating Rate Notes have been made:

                                                                                                    Signature of
                                                                          Principal Amount of    Authorized Officer
                                                                           this Global Note      of Trustee or First
                           Amount of Decrease    Amount of Increase in      Following Such         Priority Senior
                           in Principal Amount    Principal Amount of        Decrease (or         Secured Floating
    Date of Exchange       of this Global Note      this Global Note           Increase)         Rate Note Custodian






                                                                   EXHIBIT B


                         FORM OF NOTATIONAL OF GUARANTEE


         The Guarantor listed below (hereinafter referred to as the "Guarantor," which term includes any successors or assigns under that certain Indenture, dated as of October 25, 2004, by and among AirGate, AGW Leasing Company, Inc., AirGate Network Services, LLC, AirGate Service Company, Inc. and the Trustee (as amended and supplemented from time to time, the "Indenture") and any additional Guarantors), has guaranteed the Notes and the obligations of AirGate under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the First Priority Senior Secured Floating Rate Notes due 2011 (the "Notes") of AirGate PCS, Inc., a Delaware corporation ("AirGate"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of AirGate to the Holders or the Trustee all in accordance with the terms set forth in
Article XI of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee or the Indenture.

         The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

         No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

         This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of AirGate's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The Obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.


 THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.


         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of __________
                                                     [NAME OF GUARANTOR]


                            By:
                                   Name:
                                   Title:


                                     (SEAL)

                                                           EXHIBIT C


                      [FORM OF CERTIFICATE TO BE DELIVERED
               IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]


AirGate PCS, Inc.
Harris Tower
Suite 1700
233 Peachtree Street, N.E.
Atlanta, Georgia  30303

Attention:  Chief Financial Officer

The Bank of New York Trust Company, N.A.
100 Ashford Center North, Suite 520
Atlanta, Georgia  30338

Attention:  Corporate Trust Administration

         Re:      AirGate PCS, Inc. (the "Company")
                  First Priority Senior Secured Floating Rate Notes due 2011 (the "Notes")

Ladies and Gentlemen:

         In connection with our proposed sale of $________ aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,

                                                    [Name of Transferor]


                                        By:
                                           Authorized Signature

                                                                 EXHIBIT D


                      [FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S]


AirGate PCS, Inc.
Harris Tower
Suite 1700
233 Peachtree Street, N.E.
Atlanta, Georgia  30303

Attention:  Chief Financial Officer

The Bank of New York Trust Company, N.A.
100 Ashford Center North, Suite 520
Atlanta, Georgia  30338

Attention:  Corporate Trust Administration

         Re:      AirGate PCS, Inc. (the "Company")
                  First Priority Senior Secured Floating Rate Notes due 2011 (the "Notes")

Ladies and Gentlemen:

         In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.


         The Company and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                     Very truly yours,


                                                    [Name of Transferor]


                                                     By:
                                                   Authorized Signature

                                                             EXHIBIT E


                            FORM OF PLEDGE AGREEMENT


                  This PLEDGE AGREEMENT, dated as of October 25, 2004 (this "Agreement"), is made by AIRGATE PCS, INC., a Delaware corporation (the "Pledgor"), in favor of THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (in such capacity, "Collateral Agent" and the "Pledgee").

                              W I T N E S S E T H :

                  WHEREAS, the Pledgor is the sole owner of all of the issued and outstanding capital stock of [ ], a Delaware limited liability company ("Company");

                  WHEREAS, the Pledgor is issuing $175,000,000 aggregate principal amount of its First Priority Senior Secured Floating Rate Notes due 2011 (together with any additional First Priority Senior Secured Floating Rate Notes due 2011 of the Pledgor issued pursuant to the Indenture (as defined below) including, without limitation, in exchange for outstanding notes, the "Notes") and each of the Pledgor's restricted subsidiaries (the "Guarantors" and together with the Pledgor, the "Issuers") have guaranteed the Notes, in each case pursuant to an indenture (the "Indenture") dated as of October 25, 2004 among the Issuers and The Bank of New York Trust Company, N.A., as trustee on behalf of the holders of the Notes (the "Noteholders"); and

                  WHEREAS, to secure the due and prompt payment and performance by the Pledgor of the Obligations under the Indenture, the Noteholders required the Pledgor to execute and deliver a pledge agreement (the "Agreement") to the Pledgee and to pledge the security therein referred to;

                  NOW, THEREFORE, the parties hereby agree as follows:

                  1. Definitions; Interpretation.

                  (a) Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Indenture shall have the same meaning herein as in the Indenture, and the following terms shall have the following meanings:

                  "Acknowledgement of Pledge" shall mean the Acknowledgement of Pledge substantially in the form of Exhibit A hereto.

                  "Agreement" shall have the meaning ascribed thereto in the preamble hereto.

                  "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or a limited liability company and any and all warrants or options to purchase any of the foregoing.

                  "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Collateral Agent" shall have the meaning ascribed thereto in the preamble hereto.

                  "Company" shall have the meaning ascribed in the recitals hereto.

                  "Company By-Laws" shall mean any By-Laws of the Company, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantors" shall have the meaning ascribed thereto in the recitals hereto.

                  "Indenture" shall have the meaning ascribed thereto in the recitals hereto.

                  "Intercreditor Agreement" means the Intercreditor Agreement, dated as of October 25, 2004, among the Pledgor, the Guarantors, The Bank of New York Trust Company, N.A., in its capacity as trustee for Pledgor's existing 9?% Senior Subordinated Notes due 2009 and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

                  "Issuers" shall have the meaning ascribed thereto in the recitals hereto.

                  "Notes" shall have the meaning ascribed thereto in the recitals hereto.

                  "Obligations" means the Obligations (as defined in the Indenture) of the Issuers with respect to the Notes, the Indenture and the Security Documents and shall include, without limitation, the unpaid principal of and interest owing under the Notes and all other obligations and liabilities of the Company or any Guarantor thereunder and under the Indenture and the Security Documents (including, without limitation, interest accrued at the then applicable rate provided in the Notes after the filing of a petition in bankruptcy or the commencement of any Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture and the Security Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, including, without limitation, all fees and disbursements of counsel to the Collateral Agent and fees, expenses and indemnities of the Collateral Agent that are required to be paid pursuant to the terms of the Indenture or any other Security Document. To the extent any payment with respect to the Obligations (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  "Person" means any natural person, individual, corporation, limited liability company, limited liability partnership, trust, business trust, joint venture, association, company, sole proprietorship, unincorporated association, joint stock corporation, partnership, Governmental Authority or other entity.

                  "Pledged Collateral" has the meaning ascribed thereto in
Section 2 hereof.

                  "Pledged Stock" has the meaning ascribed thereto in Section 2 hereof.

                  "Pledgee" shall have the meaning ascribed thereto in the preamble hereto.

                  "Pledgor" shall have the meaning ascribed thereto in the preamble hereto.

                  "Proceeding" shall mean any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any of the Guarantors and any other voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of the Company or any of the Guarantors.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Security Interest" has the meaning ascribed thereto in
Section 2 hereof.

                  "Subordinated Pledge Agreement" shall mean the pledge agreement, dated as of February 20, 2004, between Pledgor and The Bank of New York, as amended, supplemented or otherwise modified from time to time.

                  "Termination Date" shall mean the date on which all of the Obligations have been paid in full and the Indenture shall have been discharged.

                  "Trustee" means The Bank of New York Trust Company, N.A., as trustee under the Indenture, and any successor thereto.

                  "UCC" means the Uniform Commercial Code in effect in any applicable jurisdiction.

                  (b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

                  (c) Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Pledgor notifies the Pledgee that the Pledgor requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Pledgee requests of the Pledgor an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Pledgor, the Pledgor hereby delivers, pledges, sets over, transfers, assigns and hypothecates and grants a general first priority continuing security interest (the "Security Interest") and lien in favor of the Pledgee in all right, title and interest of the Pledgor, whether now owned or hereafter acquired, in the equity interests of the Company (collectively referred to as the "Pledged Collateral"), including:

                  (a) all of the Capital Stock of the Company now owned or hereafter owned by the Pledgor, including, without limitation, the Capital Stock described in Annex 1 hereto (the "Pledged Stock");

                  (b) all shares of Capital Stock of the Company which the Pledgor receives by reason of any stock split, bonus, dividend, distribution or other form of issue, with respect to or arising from the Pledged Stock;

                  (c) all warrants, options or rights to acquire, or securities convertible into, any interest in or Capital Stock of the Company, now existing or hereafter issued to or acquired by the Pledgor;

                  (d) all dividends or distributions of cash or other property declared, paid or payable with respect to the Pledged Stock or other interest described above;

                  (e) all increases and profits of the foregoing and all proceeds, replacements and substitutions thereof; and

                  (f) all proceeds of the foregoing including, without limitation, all securities or other property acquired with any proceeds.

                  The Pledgor shall have delivered to the Pledgee all certificates representing the Pledged Stock and undated stock powers in form and substance satisfactory to the Pledgee duly endorsed in blank or other instruments of transfer with respect to such certificates. The Pledgor will hold in trust for the Pledgee and forthwith cause to be delivered to the Pledgee or its designated agent any certificates, documents or other instruments representing the Pledged Collateral hereafter coming into existence.

                  3. Representations and Warranties of the Pledgor. The Pledgor represents and warrants that, except as otherwise disclosed by the Pledgor to the Pledgee:

                  (a) Title; Liens. All of the Pledged Stock is fully paid, non-assessable, validly issued and validly owned by the Pledgor. Except for the Security Interest and the lien created pursuant to the Subordinated Pledge Agreement, the Pledgor owns each item of the Pledged Collateral free and clear of any and all liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except for the Security Interest;

                  (b) Perfected First Priority Security Interest. The Security Interest and lien constitute and will continue to constitute a valid, perfected first priority security interest in such Pledged Collateral in favor of the Pledgee, enforceable as such against all creditors of and purchasers from the Pledgor;

                  (c) Power and Authority. The Pledgor has full power and authority to pledge any or all of its rights and interests in the Pledged Collateral, and the Pledgor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement constitutes the valid and legally binding obligation of the Pledgor, enforceable in accordance with its terms and conditions (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting enforcement of creditors' rights and remedies generally and except for the enforceability of provisions providing for injunctive relief, specific performance or other equitable remedies, regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (d) No Conflict. The execution and delivery by the Pledgor of, and performance by the Pledgor of its obligations under, this Agreement do not and will not result in any violation of or conflict with the terms of:

                  (i) any requirement of law applicable to the Company or the Pledgor;

                  (ii) the Certificate of Incorporation or the Company By-Laws;
         or

                  (iii) any other material agreement, indenture, instrument or license applicable to or binding upon the Company or the Pledgor and not covered by clauses (i) and (ii) above;

                  (e) Pledged Stock. The Pledged Stock constitutes and at all times will constitute all of the issued and outstanding capital stock of the Company and the Pledged Collateral will at all times constitute all of the equity and ownership interests of the Company;

                  (f) Options, Etc. There is no option, warrant, call or other right or commitment of any character giving any Person the right to purchase any or all of the Pledged Stock or other Pledged Collateral from the Pledgor or the Company;

                  (g) Stock Powers. The instruments of transfer delivered with the Pledged Collateral are duly executed;

                  (h) Voting Rights. There are no restrictions on the voting rights associated with the Pledged Collateral or upon the transfer of any of the Pledged Collateral (other than the restrictions contained in this Agreement) that have not been waived by the party having the right to enforce such restrictions; and

                  (i) No Consent. Except for the Acknowledgement of Pledge executed and delivered by the Company to, and in form and substance satisfactory to, the Pledgee, no other consent or acknowledgement of any other Person in any form whatsoever and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other third party is or will be required either (i) for the grant by the Pledgor of the Security Interest or the first priority lien or pledge granted hereby or for the execution, delivery or performance of this Agreement by the Pledgor,
         (ii) for the perfection or maintenance of the pledge and the Security Interest and the first priority lien created hereby (including the first priority nature of such pledge and security interest) or (iii) for the exercise by the Pledgee of its rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally), other than consents, authorizations, approvals and other actions which have already been obtained (copies of which have been delivered to Pledgee).

                  4. Covenants of the Pledgor. The Pledgor covenants and agrees with the Pledgee that, from and after the date hereof, the Pledgor:

                  (a) Adverse Claims. Shall warrant and defend the Pledged Collateral against the claims and demands of all other parties and keep the Pledged Collateral free from all security interests or other encumbrances, except as otherwise permitted under this Agreement;

                  (b) Assignment. Shall not sell, transfer, assign, deliver, convey or otherwise dispose of any Pledged Collateral or any interest therein or right thereunder or grant to any Person any option, warrant or other right to acquire any of the Pledged Collateral or any interest therein or right thereunder, except as otherwise permitted hereunder or under the Indenture;

                  (c) Pledge. Shall not pledge, hypothecate, grant a security interest or lien in or otherwise encumber in any manner any of the Pledged Collateral except pursuant to the Subordinated Pledge Agreement;

                  (d) Certificate of Incorporation; Company By-Laws. Shall not, except upon the Pledgee's request or with the Pledgee's prior written consent, cause, permit or consent to any amendment or modification to the Certificate of Incorporation or the Company By-Laws; provided however, that if such amendment does not materially lessen the rights granted to the Pledgee by this Agreement, only prior notice to the Pledgee shall be required;

                  (e) Certificates, Etc. Shall not seek or take delivery of any additional certificate, instrument or other written document constituting or evidencing any Pledged Collateral unless the Pledgor immediately delivers such certificate, instrument or document to the Pledgee, duly endorsed as the Pledgee requests or accompanied by an appropriate instrument of transfer executed in blank; and

                  (f) Taxes. Shall pay or reimburse the Pledgee for all taxes, assessments and other charges of every nature that may be imposed, levied or assessed on the Pledgee in respect of the Pledged Collateral other than taxes on net income or any tax in lieu thereof.

                  (g) Additional Documents. Shall cause the Company to execute and deliver to the Pledgee the Acknowledgment of Pledge, substantially in the form of Exhibit A attached hereto, and shall cause the Company to execute and deliver to the Pledgee such financing statements, assignments, registrations and other documents requested by the Pledgee, and shall cause the Company to do such other things relating to the Pledged Collateral and the Pledgee's Security Interest and first priority lien as the Pledgee may request, and the Pledgor shall pay all costs of lien searches and filing of financing statements, assignments and other documents in all public offices reasonably requested by the Pledgee.

                  5. Voting Rights. During the term of this Agreement, so long as there shall not occur and be continuing any Event of Default, the Pledgor shall have the right to vote the Pledged Collateral on all matters for all purposes not inconsistent with the terms of this Agreement or the Indenture. Upon the occurrence of an Event of Default so long as such Event of Default shall be continuing, the Pledgee shall thereafter have, at its discretion, the option to exercise all voting powers and other rights pertaining to the Pledged Collateral. The Pledgee may, upon or at any time after the occurrence of an Event of Default so long as such Event of Default shall be continuing, at its option, transfer or register the Pledged Collateral or any part thereof into its own or its nominee's name.

                  6. Distributions and Other Income from Pledged Collateral.

                  (a) Any and all:

                  (i) Cash distributions paid in respect of the Pledged Collateral;

                  (ii) Distributions paid or payable other than in cash in respect of the Pledged Collateral; and

                  (iii) Instruments, Capital Stock, securities and other property received, receivable or otherwise distributed in respect of, upon the subdivision or combination of, or in exchange for, any Pledged Collateral, shall constitute Pledged Collateral, and shall forthwith be paid or delivered directly to the Pledgee to hold as Pledged Collateral; provided, however, that if no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain any and all cash distributions (including any interest paid) made in respect of the Pledged Collateral to the extent such payments are not prohibited by the Indenture.

                  (b) Any and all distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution, and any and all cash paid, payable or otherwise distributed in respect to redemption of, or in exchange for, any Pledged Collateral, shall be paid or delivered directly to the Pledgee, which, at the Pledgee's sole election, shall be held as Pledged Collateral or applied to the Obligations in the order and manner specified in the Indenture.

                  (c) If, notwithstanding the foregoing, the Pledgor receives any distribution or other property that should have been paid or delivered directly to the Pledgee as provided in this Section 6, or that was paid to the Pledgor in violation of Section 6 hereof, the Pledgor shall:

                           (i) Receive such distribution or property, as the
                  case may be, in trust for the benefit of the Pledgee;

                           (ii) Segregate such distribution or property from the
                  other property or funds of the Pledgor; and

                           (iii) Deliver such distribution or property
                  immediately to the Pledgee in the form received (with any necessary endorsement).

                  7. Remedies.

                  (a) Generally. During the existence of an Event of Default, the Pledgee shall have, and may exercise with respect to the Pledged Collateral, in such order and manner as it determines, all rights and remedies of a secured party under the Uniform Commercial Code and under any other applicable law, as well as those rights granted herein and in any other agreement now or hereafter in effect between the Pledgor and the Pledgee. Without limiting the generality of the foregoing, during the existence of an Event of Default, the Pledgee may sell or otherwise dispose of all or any part of the Pledged Collateral upon prior notice to the Pledgor, by public or private sale, in one or more transactions, and in such order as the Pledgee determines. Proceeds realized from such sales and dispositions shall be applied as provided in the Intercreditor Agreement.

                  (b) Private Sales. The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain provisions contained in the Securities Act and the securities laws of various states, and may be compelled to resort to one or more private sales to a restricted group of purchasers that will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Pledgor understands that private sales so made may be at prices and other terms less favorable than if the Pledged Collateral were sold at public sales, and agrees that the Pledgee has no obligation to delay the sale of the Pledged Collateral for the period of time necessary to permit the Pledgee to register the Pledged Collateral for sale under the Securities Act or such state laws. The Pledgor agrees that private sales under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (c) Notice of Sale. Without in any way requiring notice to be given in the following time and manner, the Pledgor agrees that any notice by the Pledgee of a sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Pledgor if such notice is:

                  (i) Mailed by registered or certified mail, return receipt requested, postage prepaid;

                  (ii) Delivered personally against receipt;

                  (iii) Sent by a recognized overnight delivery service; or

                  (iv) Sent via telecopy, telex or cable,

in each case at least ten days prior to such action, to the Pledgor's address specified in Section 10(f) hereof.

                  (d) Right to Purchase the Pledged Collateral. The Pledgee shall have the right upon any such public sale and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released.

                  (e) Costs. All costs and expenses incurred by the Pledgee in enforcing this Agreement, in realizing upon or protecting any Pledged Collateral and in enforcing and collecting any Obligations or any guaranty thereof (including, if the Pledgee retains counsel for advice, suit, appeal, insolvency or other proceedings under the federal Bankruptcy Code or otherwise, or for any of the above purposes, the actual attorneys' and paralegals' fees incurred by the Pledgee), shall constitute part of the Obligations, and all such costs and expenses are secured by the Pledged Collateral, as well as by all other property serving as security for the Obligations.

                  (f) Transfer of Pledged Collateral. During the existence of an Event of Default, the Pledgee is authorized to transfer the Pledged Collateral or any part thereof into its own name or that of its nominee on the books of the Company so that the Pledgee or its nominee may appear of record as the sole owner thereof.

                  (g) No Limitation on the Pledgee's Rights. The rights of the Pledgee hereunder shall not be conditioned or contingent upon the pursuit by the Pledgee of any right or remedy against the Pledgor or against any other Person that may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto.

                  (h) Duties of the Pledgor. During the existence of any Event of Default, the Pledgor shall:

                  (i) Use its best efforts to assist and cooperate in obtaining all approvals that are then required by applicable law or contract for or in connection with any transaction contemplated by the UCC;

                  (ii) Consent to (and not challenge) the transfer of control or assignment of the Pledged Collateral to a receiver, trustee, transferee or similar official or to any purchaser of any of the Pledged Collateral pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Pledgee as permitted herein and by applicable law;

                  (iii) Assist and cooperate (and use its best efforts to cause others to assist and cooperate) with the Pledgee to ensure that the Company continues:

                  (A) To operate in the normal course of business;

                  (B) To fulfill all of its legal, regulatory and contractual obligations; and

                  (C) To otherwise be properly and professionally managed;

         such assistance and cooperation may include the employment of one or more qualified and independent consultants and/or professional managers acceptable to the Pledgee to assist in the interim operations of the Company, all of which the Pledgor agrees not to challenge;

                  (iv) At the request of the Pledgee, cooperate in effecting the transfer of any and all of the Pledged Collateral to a transferee acceptable to the Pledgee; and

                  (v) Not accept (or permit the Company to accept) any offer to buy all or any part of the Pledged Collateral or the Company operations pursuant to this Section 7 without the Pledgee's prior written consent.

                  8. Further Assurances; Waivers; Etc.

                  (a) Further Assurances. At any time and from time to time, upon the written request of the Pledgee, and at the sole expense of the Pledgor (including all costs for lien searches and filing fees of every kind), the Pledgor shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Pledgee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, but not limited to, the filing of any financing statements, assignments, continuations or other documents under the UCC in effect in any jurisdiction with respect to the liens created hereby. The Pledgor hereby authorizes the Pledgee to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. If any amount payable in connection with any of the Pledged Collateral shall be or become evidenced by any instrument, such instrument shall be promptly delivered to the Pledgee, duly endorsed in a manner reasonably satisfactory to the Pledgee, to be held as Pledged Collateral pursuant to this Agreement.

                  (b) Authorizations. The Pledgor authorizes the Pledgee, without notice or demand and without affecting any Obligation hereunder in accordance with the terms of the Indenture, from time to time:

                  (i) To renew, extend, increase, accelerate or otherwise change the time of payment or the terms of, or the interest on, the Obligations or any part thereof;

                  (ii) To take from any Person and hold collateral (other than the Pledged Collateral) for the payment of the Obligations or any part thereof, and to exchange, enforce or release such collateral or any part thereof;

                  (iii) To accept and hold any endorsement or guaranty of the Obligations or any part thereof and to release or substitute any such endorser or guarantor or any Person that has given any security interest in any other collateral as security for the payment of the Obligations or any part thereof or any other party in any way obligated to pay the Obligations or any part thereof; and

                  (iv) To direct the order or manner of the disposition of the Pledged Collateral and any and all other collateral for any of the Obligations and the enforcement of any and all endorsements and guaranties relating to the Obligations or any part thereof as the Pledgee, in its sole discretion, may determine.

                  (c) Attorney-in-Fact. The Pledgor hereby appoints the Pledgee as the Pledgor's attorney-in-fact (without requiring the Pledgee) and authorizes the Pledgee to act as the Pledgor's attorney-in-fact, from time to time, upon the occurrence of an Event of Default and during the continuance thereof:

                  (i) To perform all acts that the Pledgee deems appropriate in accordance with this Agreement to perfect and continue its interests hereunder in the Pledged Collateral;

                  (ii) To protect, preserve and realize upon the Pledged Collateral; and

                  (iii) To execute such orders and receipts for payment of the Pledged Collateral in accordance with this Agreement as the Pledgee deems appropriate in its sole discretion.

The foregoing power of attorney is coupled with an interest and shall be irrevocable and is given to secure performance by the Pledgor of the Obligations. Subject to the terms of this Agreement, effective upon the occurrence of an Event of Default and during the continuance thereof, the Pledgee may demand, collect and sue on the Pledged Collateral (in either its or the Pledgor's name, at the Pledgee's sole option), and enforce, compromise, settle or discharge the Pledged Collateral, without discharging the Obligations or any part thereof and whether or not any such action results in the imposition of any penalty. The Pledgor authorizes and directs the Company to make any payments in respect of the Pledged Collateral as the Pledgee may direct, effective upon the occurrence of an Event of Default and during the continuance thereof, and hereby releases the Company from any liability to the Pledgor for making such payments.

                  (d) Performance by the Pledgee. Upon the Pledgor's failure to perform any of its duties hereunder, the Pledgee may, but shall not be obligated to, perform any or all such duties, and the cost thereof shall constitute Obligations and be secured by the Pledged Collateral.

                  (e) Care of the Pledged Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to the care that the Pledgee accords its own property, it being understood that the Pledgee shall not have responsibility for:

                  (i) Ascertaining or taking action with respect to any matter relative to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters; or

                  (ii) Taking any step to preserve rights against any Person with respect to any of the Pledged Collateral.

The Pledgor shall have the sole responsibility for taking any and all steps to preserve rights against any and all Persons to any of the Pledged Collateral, whether or not in the Pledgee's possession. The Pledgee shall not be responsible for loss or damage resulting from the Pledgee's failure to enforce or collect any of the Pledged Collateral or to collect any moneys due or to become due thereunder. The Pledgor shall be responsible for filing or re-filing any financing or continuation statement in order to maintain the Security Interest as a fully perfected and first security interest in the Pledged Collateral.

                  (f) Waivers. The Pledgor waives notice of any action taken by the Pledgee, other than those actions taken by the Pledgee for which notice is required under this Agreement.

                  (g) Reinstatement. If after receipt of any payment of, or proceeds of, any of the Pledged Collateral applied to the payment of any of the Obligations, the Pledgee is required to surrender or return such payment or proceeds to any Person for any reason, then any such obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by the Pledgee. This Section 8(g) shall:

                  (i) Remain effective notwithstanding any contrary action that may be taken by the Pledgee in reliance upon such payment or proceeds; and

                  (ii) Survive the termination or revocation of this Agreement.

                  (h) Consequential Damages. To the extent permitted by applicable law, the Pledgor shall not assert, and hereby waives, any claim against the Pledgee, or any Affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages other than damages waived hereunder) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Indenture, the Notes or the use of proceeds thereof

                  9. Termination. When all of the Obligations shall have been paid in full and the Indenture has been discharged, this Agreement shall terminate, and the Pledgee shall forthwith assign, transfer and deliver to the Pledgor, against its receipt, the Pledged Collateral then held by the Pledgee hereunder and release the lien of the Pledgee hereunder and release the Pledgor from its obligations hereunder.

                  10. Miscellaneous.

                  (a) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or make unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which is as close as possible to that of the invalid, illegal or unenforceable provision.

                  (b) Amendments, Waivers, Etc. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Pledgee; provided that any provision of this Agreement may be waived by the Pledgee in writing.

                  (c) No Waiver. The Pledgee shall not by any act (except by a written instrument pursuant to Section 10(b) hereof), delay, indulgence, omission or otherwise (including any failure to exercise any right, remedy or option under this Agreement) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver by the Pledgee shall affect its right to require strict performance of this Agreement. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Pledgee would otherwise have on any future occasion.

                  (d) Cumulative Remedies. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any right or remedy provided by law.

                  (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Indenture, except that the Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Pledgee (and any attempted assignment or transfer by the Pledgor without such consent shall be null and void).

                  (f) Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications hereunder shall be duly given or made. If sent in writing and shall be deemed to have been duly given or made:

                  (i) If sent by fax, upon the transmittal thereof;

                  (ii) If sent by nationally recognized overnight courier, on the following Business Day; and

                  (iii) If sent by first-class mail, on the fifth Business Day following the deposit thereof in the mail, postage prepaid,

in each case addressed to the Person to which such notice is requested or permitted to be given or made hereunder at the following address (or such other address as may hereafter be designated, in writing, by the relevant Person in accordance with this Section 10(f)):

                  (A) If to the Pledgee:

                           The Bank of New York Trust Company, N.A.
                           100 Ashford Center North, Suite 520
                           Atlanta, Georgia  30338
                           Attention:  Barbara Royal
                           Telecopy:  770-698-5195

                           If to the Pledgor:

                           AirGate PCS, Inc.
                           Harris Tower, Suite 1700
                           233 Peachtree Street, N.E.
                           Atlanta, Georgia  30303
                           Telephone No.:  (404) 832-6170
                           Telecopier No.:  (404) 832-2237
                           Attention:  Secretary

                  (g) Integration. This Agreement represents the agreement of the Pledgor with respect to the subject matter hereof, and there is no promise, undertaking, representation or warranty by the Pledgee relative to the subject matter hereof not expressly set forth or referred to herein.

                  (h) Governing Law. This Agreement shall for all purposes be governed by, and construed and interpreted in accordance with, the laws of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                  (i) Submission To Jurisdiction; Waivers. The Pledgor hereby irrevocably and unconditionally:

                  (i) Submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

                  (ii) Consents that any such action or proceeding may be brought in any such court and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address set forth in Section 10(f) hereof or at such other address of which the Pledgee shall have been notified pursuant thereto; and

                  (iv) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  (j) Waiver of Jury Trial. The Pledgor and, by its acceptance hereof, the Pledgee, hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to the Company By-laws or any counterclaim arising therefrom.

                  (k) Acknowledgements. The Pledgor hereby acknowledges that:

                  (i) It has been advised by counsel in the negotiation, execution and delivery of this Agreement;

                  (ii) The Pledgee has no fiduciary relationship to the Pledgor; and

                  (iii) No joint venture exists between the Pledgor and the Pledgee.

                  (l) Security Documents: This Agreement shall be a Security Document (as defined in the Indenture).

                        [Signatures follow on next page.]



                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                      AIRGATE PCS, INC.


                      By:      _________________________________________
                               Name:
                               Title:


                      THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as
                      Collateral Agent for the Noteholders


                      By:      ___________________________________________
                               Name:
                               Title

                                                                   ANNEX 1
                       DESCRIPTION OF MEMBERSHIP INTERESTS

                        100% of [ ] membership interests

                                                                 EXHIBIT A
                                       [ ]
                            Harris Tower, Suite 1700
                           233 Peachtree Street, N.E.
                             Atlanta, Georgia 30303


                                 ACKNOWLEDGEMENT

                               __________ __, 2004


The Bank of New York Trust Company, N.A.
100 Ashford Center North, Suite 520
Atlanta, Georgia  30338
Attention:  Barbara Royal
Telecopy:  770-698-5195

                              Re: Pledge of Shares

Ladies and Gentlemen:

                  Reference is made to the Pledge Agreement, dated as of October 25, 2004 (the "Pledge Agreement"), between AirGate PCS, Inc. (the "Pledgor") and The Bank of New York Trust Company, N.A., a national banking association, as collateral agent (the "Pledgee") on behalf of the Noteholders (as defined in the Pledge Agreement). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

                  We are aware that the Pledgor has pledged to the Pledgee, for the benefit of and on behalf of the Noteholders, and granted the Pledgee, for the benefit of and on behalf of the Noteholders, a first priority security interest in the Pledgor's shares in [ ] (the "Company") and in certain other property described therein constituting the Pledged Collateral. In connection therewith, we hereby acknowledge and agree, for the benefit of the Pledgee and the Pledgor, as follows:

                  1. We hereby acknowledge that the Pledgor has pledged to the Pledgee and granted to the Pledgee a first priority security interest in the Pledged Collateral.

                  2. Until the Pledgee notifies us in writing to the contrary, we shall:

                  (a) Pay directly to the Pledgee when due and payable:

                  (i) If there is an Event of Default, all cash distributions paid in respect of the Pledged Collateral;

                  (ii) If there is an Event of Default, all distributions paid or payable other than in cash in respect of the Pledged Collateral; and

                  (iii) All instruments, Capital Stock, securities and other property received, receivable or otherwise distributed in respect of, upon the subdivision or combination of, or in exchange for, any Pledged Collateral; and

                  (b) Deliver directly to the Pledgee any certificate, instrument or other tangible evidence of any Pledged Collateral, including, without limitation, any additional securities or Capital Stock or any warrant, right or option to acquire, or any security convertible into, any of the Company's Capital Stock, to the extent at any time issued or assumable to the Pledgor.

                  3. Upon the written instruction of the Pledgee at any time, we shall register the Pledged Collateral, or any part thereof, in the name of the Pledgee or any of its designees, successors, endorsees, transferees or assigns and promptly undertake and complete to the satisfaction of the Pledgee all actions, and execute and deliver all documents in form and substance satisfactory to the Pledgee requested in writing by the Pledgee at any time and from time to time for the purposes of further perfecting or enhancing the Pledgee's security interest in the Pledged Collateral or enforcing the Pledgee's rights, powers, privileges and benefits under the Pledge Agreement and applicable laws, and shall accord to the Pledgee or such designee, successor, endorsee, transferee or assign all of the rights, powers, privileges and benefits of ownership of such Pledged Collateral.

                  4. We shall not, without the Pledgee's prior written consent, give effect to any transfer of the Pledged Collateral or any pledge thereof, security interest therein or other encumbrance thereon.

                  5. We shall send to the Pledgee a copy of each notice, report, or other communication that we receive from, send or are required to send to the Pledgor in connection with any of the Pledged Collateral, at the same time that we receive from, send or are required to send to the Pledgor any such notice, report, or other communication.

                  6. We agree that none of the terms of this letter may be modified in any respect without the prior written consent of the Pledgee, and we further agree that such terms shall continue in full force and effect until the Pledgee otherwise notifies us in writing.

                  7. We agree to promptly undertake and complete to the satisfaction of the Pledgee all actions, and execute and deliver all documents in form and substance satisfactory to the Pledgee, requested in writing by the Pledgee at any time and from time to time for the purposes of perfecting or enforcing the Pledgee's security interest in the Pledged Shares and the other Pledged Collateral and enforcing or exercising the rights, powers, benefits and privileges of the Pledgee under the Pledge Agreement, this letter and all applicable laws.

                  8. We appoint the Pledgee as the Company's attorney-in-fact, and authorize the Pledgee to, at any time and from time to time undertake and complete on the Company's behalf to the satisfaction of the Pledgee any action and to execute on the Company's behalf any document required by the Pledgee for the purposes of perfecting or enforcing the Pledgee's security interest in the Pledged Shares and the other Pledged Collateral and enforcing or exercising its rights, powers, benefits and privileges under the Pledge Agreement for the benefit of and on behalf of the Noteholders, this letter and all applicable laws.

                  9. The Pledgor and the Company hereby agree that the Company shall comply with the terms of this letter without any obligation to inquire into the propriety or validity of any action taken or omitted by the Pledgee and without any liability to the Pledgor whatsoever for any action or inaction hereunder on our part.

                  10. This letter shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York. This letter may be signed in counterparts, each of which shall be an original and all of which together constitute one agreement.



                            Very truly yours,

                            [                    ]


                            By:      _____________________________________
                                     Name:
                                     Title:
Accepted and Agreed:

AIRGATE PCS, INC., as the Pledgor


By:
     Name:
     Title:

                                                          EXHIBIT F


                         FORM OF INTERCREDITOR AGREEMENT


                  This INTERCREDITOR AGREEMENT (this "Agreement") is dated as of October 25, 2004, among The Bank of New York Trust Company, N.A., as trustee (together with any successor thereto exercising substantially the same rights and powers, the "Trustee" or the "First Priority Agent") under the First Priority Indenture (as defined below) and the Security Documents (as defined in the First Priority Indenture), AirGate PCS, Inc., a Delaware corporation (the "Company"), and certain of the Company's subsidiaries that have guaranteed the Notes (as defined below) (together with any future subsidiary guarantors, the "Guarantors" and together with the Company, the "Issuers"), and The Bank of New York (the "Second Priority Agent") as trustee under the indenture (the "Second Priority Indenture") governing the $160.0 million aggregate principal amount of Senior Subordinated Secured Notes due September 1, 2009 (the "Second Priority Notes"), dated February 4, 2004 by and among the Company, the guarantors named therein and The Bank of New York as trustee.



                              W I T N E S S E T H :


                  WHEREAS, the Company is issuing $175,000,000 aggregate principal amount of its First Priority Senior Secured Floating Rate Notes due 2011 (together with any additional First Priority Senior Secured Floating Rate Notes due 2011 of the Company issued pursuant to the First Priority Indenture (as defined herein) including, without limitation, in exchange for outstanding notes, the "Notes") and the Guarantors have guaranteed the Notes, in each case pursuant to the First Priority Indenture. All of the Issuers' obligations under the Notes and the other Indenture Documents (as defined below) are secured by first priority liens on all of the now existing and hereafter acquired real and personal property of the Issuers now or hereafter made subject to the Lien of the Indenture Documents (the "Collateral");

                  WHEREAS, all of the Issuers' obligations under the Second Priority Notes and the other Second Priority Note Documents (as defined below) are secured by second priority liens on all of the now existing and hereafter acquired real and personal property of the Issuers now or hereafter made subject to the Lien of the Second Priority Note Documents;

                  WHEREAS, the Issuers have requested that the First Priority Agent and the Second Priority Agent enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in and liens on the Collateral; and

                  WHEREAS, the terms of the First Priority Indenture authorize the First Priority Agent to enter into an intercreditor agreement in the form of this Agreement, and the terms of the Second Priority Indenture authorize the Second Priority Agent to enter into an intercreditor agreement in the form of this Agreement, in each case upon satisfaction by the Issuers of certain conditions precedent, including without limitation, the conditions set forth in
Section 10.10 of the Second Priority Indenture.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

                  1. Definitions.

                  (a) Unless otherwise defined herein, terms defined in the First Priority Indenture and under the Second Priority Indenture have the meanings given to them in such documents.

                  (b) The following terms shall have the following meanings:

                  "Agreement" means this Intercreditor Agreement as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

                  "Collateral" shall mean the assets of the Company and the Guarantors now or hereafter owned or acquired and all proceeds thereof subject to a security interest that secures payment or performance of the Senior Obligations and the Second Priority Obligations.

                  "First Priority Indenture" means the Indenture, dated as of October 25, 2004, by and between the Company, the Guarantors and the Trustee, and shall include any indenture or similar document entered into by the Company and any trustee to replace the First Priority Indenture in whole or in part.

                  "Indenture Documents" means the First Priority Indenture and the Senior Security Documents.

                  "Issuers" shall mean the Company and the Guarantors.

                  "Proceeding" shall mean any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any of the Guarantors and any other voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of the Company or any of the Guarantors.

                  "Second Priority Guarantee" shall mean the guarantee of the Second Priority Obligations by a Guarantor executed by such Guarantor pursuant to the Second Priority Indenture.

                  "Second Priority Note Documents" means the Second Priority Indenture, the Second Priority Notes issued thereunder, the Second Priority Guarantees and the Second Priority Security Documents.

                  "Second Priority Notes" has the meaning given in the recitals hereto.

                  "Second Priority Obligations" means the Obligations (as defined in the Second Priority Indenture) with respect to the Second Priority Notes and the other Second Priority Note Documents and shall include, without limitation, the unpaid principal of and interest owing under the Second Priority Notes and all other obligations and liabilities of the Company or any Guarantor thereunder and under the other Second Priority Note Documents (including, without limitation, interest accrued at the then applicable rate provided in the Second Priority Notes after the filing of a petition in bankruptcy or the commencement of any Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Second Priority Note Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, including, without limitation, all fees and disbursements of counsel to the Second Priority Agent and fees, expenses and indemnities of the Second Priority Agent that are required to be paid pursuant to the terms of the Second Priority Indenture or any other Second Priority Note Document. To the extent any payment with respect to the Second Priority Obligations (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  "Second Priority Security Documents" means any and all documents providing for the grant of security to secure the Second Priority Obligations.

                  "Senior Lenders" shall mean the holders of the Notes.

                  "Senior Obligations" means the Obligations (as defined in the First Priority Indenture) of the Issuers with respect to the Notes and the other Indenture Documents and shall include, without limitation, the unpaid principal of and interest owing under the Notes and all other obligations and liabilities of the Company or any Guarantor thereunder and under the other Indenture Documents (including, without limitation, interest accrued at the then applicable rate provided in the Notes after the filing of a petition in bankruptcy or the commencement of any Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, including, without limitation, all fees and disbursements of counsel to the First Priority Agent and fees, expenses and indemnities of the First Priority Agent that are required to be paid pursuant to the terms of the First Priority Indenture or any other Indenture Document. To the extent any payment with respect to the Senior Obligations (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  "Senior Security Documents" shall mean the Security Documents (as defined in the First Priority Indenture) under the First Priority Indenture.

                  (c) Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the First Priority Indenture or the Second Priority Indenture), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, and
         (iii) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Releases.

                  (a) If in connection with:

                  (i) the exercise of the First Priority Agent's remedies in respect of the Collateral provided for in Section 4, including any sale, lease, exchange, transfer or other disposition of such Collateral; or

                  (ii) subject to Section 2(c) below, any sale, lease, exchange, transfer or other disposition of Collateral permitted or not prohibited under the First Priority Indenture (whether or not an Event of Default, as defined therein, has occurred and is continuing) and permitted or not prohibited under the Second Priority Indenture, the Trustee, for itself or on behalf of any of the Senior Lenders, releases any of its Liens on any part of the Collateral (or any Guarantor from its obligations under its guaranty of the Senior Obligations), the Liens, if any, of the Trustee on such Collateral (and the obligations of such Guarantor under its guaranty of the Second Priority Obligations) shall be automatically, unconditionally and simultaneously released (except as provided in the last sentence of Section 2(d)) and the Second Priority Agent, for itself or on behalf of any such holder of Second Priority Notes, shall promptly execute and deliver to the First Priority Agent or the Company such termination statements, releases and other documents as the First Priority Agent or the Company may request to effectively confirm such release.

                  (b) The Second Priority Agent, for itself and on behalf of the holders of Second Priority Notes, hereby irrevocably constitutes and appoints the First Priority Agent and any officer or agent of the First Priority Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Priority Agent or such holder or in the First Priority Agent's own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Section 2, to take any and all appropriate action and to execute and record any and all documents and instruments which may be provided to it as necessary or desirable to accomplish the purposes of this Section 2, including, without limitation, any financing statements, endorsements or other instruments or transfer or release.

                  (c) Notwithstanding anything to the contrary contained herein, in the event that the First Priority Agent releases its Liens on the Collateral because the Senior Obligations have been paid in full, neither the Second Priority Agent nor the holders of Second Priority Notes shall be obligated to release their Liens on any Collateral owned by the Issuers after giving effect to such payment and termination (and any sale, transfer or other disposition of Collateral occurring in connection therewith contemplated under this Agreement); provided, however, that in connection with any refinancing or replacement of all or any portion of the Senior Obligations prior to the occurrence of a Proceeding, the Second Priority Agent, on behalf of each holder of Second Priority Notes, shall, if requested by the Company or the existing or new holders of the Senior Obligations, execute an intercreditor agreement on substantially the same terms as this Agreement with the lenders under such refinancing or replacement. Furthermore, if the Senior Obligations have been paid in full in connection with any sale, transfer or other disposition of Collateral contemplated under this Agreement, the Liens held by the holders of the Second Priority Notes shall not be automatically released with respect to the proceeds of such sale, transfer or other disposition of Collateral which remain after the Senior Obligations have been paid in full.

                  (d) Notwithstanding any provision to the contrary contained in this Section 2, no portion of the Collateral may be released from the Second Priority Note Documents unless Company shall have complied with the provisions of Section 314(c) and 314(d) of the Trust Indenture Act, if applicable, and shall have furnished evidence of such compliance (or evidence that no compliance is needed) satisfactory to the Second Priority Agent and the First Priority Agent.

                  3. Proceedings. In the event of any Proceeding involving any of the Issuers:

                  (a) If the Second Priority Agent has failed to file claims or proofs of claim with respect to the Second Priority Notes in any Proceeding earlier than five days prior to the deadline for any such filing, the holders of the Second Priority Notes hereby appoint and empower First Priority Agent to file such claims or proofs of claim; provided, that First Priority Agent shall have no obligation to file any such claim. Absent any such failure to file, the Second Priority Agent shall have and shall continue to have full and absolute discretion over the filing of such claims in any manner and substance as the Second Priority Agent may determine in its sole discretion.

                  (b) The Second Priority Agent and the holders of Second Priority Notes agree that the Senior Lenders may (x) consent to the use of cash collateral under Section 363 of the Bankruptcy Code, (y) provide financing to the Issuers under Section 364 of the Bankruptcy Code so long as the maximum amount of such financing, together with the amounts of other debt outstanding, under the First Priority Indenture does not exceed the amount set forth in subsection (3) of the definition of Permitted Debt contained in Section 4.9 of the Second Priority Indenture, or (z) obtain adequate protection of their interests in the Collateral, all on such terms and conditions and in such amounts as such Senior Lenders may decide, and that neither the Second Priority Agent nor the holders of the Second Priority Notes shall raise any objections to such use of cash collateral or adequate protection on the grounds of a failure to provide "adequate protection" for their Liens in the Collateral, so long as (i) the interest rate, fees, advance rates, lending sublimits and limits and other terms of such financing are consistent with debtor-in-possession financing transactions of a similar nature, (ii) the Second Priority Agent on behalf of the holders of the Second Priority Notes retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such Proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, but subject to the priming liens of the Senior Lenders and of any financing under Section 364 of the Bankruptcy Code permitted herein, (iii) the Second Priority Agent on behalf of the holders of the Second Priority Notes receives additional and replacement Liens on post-petition assets to the same extent granted to the Senior Lenders, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, but subject to the liens of the Senior Lenders and of any financing under Section 364 of the Bankruptcy Code permitted herein, and (iv) such financing, use of cash collateral or adequate protection is subject to the terms of this Agreement. The Second Priority Agent and each holder of the Second Priority Notes agrees that all such financing under Section 364 of the Bankruptcy Code permitted herein shall constitute Senior Obligations hereunder, and, in connection therewith, each Issuer may grant to such Senior Lenders Liens upon all of the Property of such Issuer, subject to (iii) above, which Liens (A) shall secure payment of all or any portion of the Senior Obligations (whether such Senior Obligations arose prior to the commencement of any Proceeding or at any time thereafter) provided by such Senior Lenders during the Proceeding and (B) shall be superior in priority to the Liens in favor of the holders of the Second Priority Notes. Each of the Second Priority Agent and the holders of the Second Priority Notes hereby waives any rights it may have under Section 363(f)(3) of the Bankruptcy Code (but preserves all other rights it may have) to object to or oppose a sale or other disposition of any Collateral free and clear of Liens or other claims of each holder of Second Priority Notes if the Senior Lenders have consented to such sale or disposition.

                  4. Rights in Collateral.

                  (a) Notwithstanding anything to the contrary contained in any filing or agreement to which the Second Priority Agent, the holders of the Second Priority Notes, the First Priority Agent, the Senior Lenders or the Company may be a party and irrespective of the time, order or method of attachment or perfection of the security interests created by the Senior Security Documents or the Second Priority Security Documents, the rules for determining priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors, all Liens on the Collateral securing the Second Priority Obligations pursuant to the Second Priority Security Documents shall be and hereby are subordinated for all purposes and in all respects to Liens on the Collateral securing the Senior Obligations pursuant to the Senior Security Documents, and any security interest in any Collateral in favor of or for the benefit of the First Priority Agent and Senior Lenders pursuant to the Senior Security Documents has and shall have priority, to the extent of any unpaid Senior Obligations, over any security interest in such Collateral in favor of or for the benefit of the Second Priority Agent or the holders of the Second Priority Notes pursuant to the Second Priority Security Documents.

                  (b) So long as the Senior Obligations have not been paid in full and the First Priority Indenture has not been discharged (i) neither the Second Priority Agent nor any holder of the Second Priority Notes will institute any action or proceeding to exercise any of its rights or remedies with respect to any Collateral, including, without limitation, any action of foreclosure upon any Collateral and (ii) the First Priority Agent shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral under the Senior Security Documents, and neither the Second Priority Agent nor any holder of the Second Priority Notes shall have any right to consent to, require notice of (except as provided herein or in the applicable Uniform Commercial Code) or be consulted with respect to, the enforcement of such rights or the exercise of such remedies by the First Priority Agent and the Senior Lenders with respect thereto; provided, however, that, (A) in any Proceeding commenced by or against the Company, the Second Priority Agent may file a claim or statement of interest with respect to the Second Priority Obligations, and (B) the Second Priority Agent may take any action in order to preserve or protect its rights in the Collateral not in contravention of this Agreement.

                  (c) The Second Priority Agent, on behalf of itself and each holder of Second Priority Notes, agrees not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding or contesting in any judicial or other proceeding, including, without limitation, any Proceeding, the priority, validity, extent, perfection or enforceability of any Lien held by the First Priority Agent or any Senior Lender in all or any part of the Collateral. The First Priority Agent agrees not to seek to challenge, to avoid, to subordinate, except pursuant to the terms of this Agreement and the First Priority Indenture, or to contest or directly or indirectly to support any other Person in challenging, avoiding or contesting in any judicial or other proceeding, including, without limitation, any Proceeding, the priority, validity, extent, perfection or enforceability of any Lien held by the Second Priority Agent or any holder of Second Priority Notes in all or any part of the Collateral.

                  (d) So long as the Senior Obligations have not been paid in full and the First Priority Indenture has not been discharged, any money, property, securities or other distributions of any nature whatsoever received from the sale, disposition or other realization upon a foreclosure in accordance with the Uniform Commercial Code or other exercise of remedies with respect to the Collateral by any Senior Lender, the First Priority Agent, the Second Priority Agent or any holder of the Second Priority Notes, or all or any part of the Collateral, regardless of whether such money, property, securities or other distributions are received during the pendency of any Proceeding or otherwise, shall be delivered to the First Priority Agent in the form received, duly indorsed to such party, if required, and applied by the First Priority Agent in the following order:

                  First, to the payment in full of all costs and expenses (including, without limitation, attorneys' fees and disbursements) paid or incurred by the First Priority Agent in connection with such realization on the Collateral or the protection of any of their rights and interests therein;

                  Second, to the payment in full of all First Priority Obligations in accordance with the Indenture Documents;

                  Third, to the Second Priority Agent for application to the Second Priority Obligations pursuant to Section 6.10 of the Second Priority Indenture to the full extent thereof at such time; and

                  Fourth, to pay the Company or the appropriate designee thereof or as a court of competent jurisdiction may direct, any surplus then remaining.

                  (e) In the event that:

                           (i) all of the Senior Obligations have been paid in
full;

                           (ii) any Collateral remains that remains pledged
                  pursuant to the Second Priority Security Documents, and

                           (iii) at such time there are Second Priority
                  Obligations outstanding,

then the Second Priority Agent shall have the right to exercise remedies against the Collateral and to enforce the provisions of the Second Priority Security Documents in respect of the Collateral without any consent of, notice to or consultation with the First Priority Agent.

                  (f) Any Collateral or proceeds thereof received by the Second Priority Agent or any holder of Second Priority Notes in connection with the exercise of any right or remedy relating to the Collateral pursuant to the Second Priority Security Documents in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Priority Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

                  (g) Notwithstanding anything to the contrary in this Agreement, the Second Priority Agent and the holders of Second Priority Notes may accelerate the Second Priority Obligations and exercise rights and remedies as a creditor against the Company and its Subsidiaries (other than with respect to the Collateral as provided herein) in accordance with the terms of the Second Priority Note Documents and applicable law.

                  (h) THE COMPANY, THE FIRST PRIORITY AGENT (ON ITS OWN BEHALF AND ON BEHALF OF THE SENIOR LENDERS) AND THE SECOND PRIORITY AGENT (ON ITS OWN BEHALF AND ON BEHALF OF THE HOLDERS OF THE SECOND PRIORITY NOTES) EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  5. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lenders, the First Priority Agent, the holders of the Second Priority Notes and the Second Priority Agent with respect to the Collateral, and no other Person shall have any right, benefit or other interest under this Agreement. Notwithstanding anything to the contrary herein, this Agreement shall not modify or amend the rights and obligations of the Company and the Guarantors under any Senior Loan Document or any Second Priority Note Document.


                  6. Termination of Agreement; Acknowledgments.

                  (a) The rights of the First Priority Agent on behalf of the Senior Lenders under this Agreement shall terminate when the Senior Obligations have been paid in full in cash and the First Priority Indenture has been discharged; provided, that the obligations of the First Priority Agent arising under this Agreement upon the payment in full in cash of the Senior Obligations shall continue until such obligations have been fully satisfied in accordance with the terms of this Agreement. The First Priority Agent acknowledges on behalf of the Senior Lenders that the Senior Obligations shall be deemed "paid in full in cash" for all purposes of this Agreement when the Senior Lenders have received payment of all principal, interest and other amounts then outstanding under the Indenture Documents. The First Priority Agent agrees that within five Business Days after payment of all principal, interest and other amounts then outstanding under the Indenture Documents and discharge of the First Priority Indenture, it will provide a written acknowledgment of such payment and discharge to the Second Priority Agent, which acknowledgment shall also acknowledge that the Senior Lenders have no further rights under this Agreement or in respect of the Collateral securing the Senior Obligations. Concurrent with such acknowledgment, the First Priority Agent will deliver to the Second Priority Agent, if any of the Second Priority Obligations shall be outstanding, any items of such Collateral held in the possession of the First Priority Agent together with any necessary endorsements (or otherwise allow the First Priority Agent to obtain control of such Collateral), provided that if no Second Priority Obligations shall be outstanding, the First Priority Agent will deliver all such items of Collateral to the Company.

                  (b) The Senior Obligations shall continue to be treated as Senior Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and the holders of the Second Priority Notes even if all or part of the Senior Obligations or the Liens securing the Senior Obligations are subordinated, set aside, avoided, invalidated or disallowed in connection with any Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any holder of Senior Obligations or any representative of such holder.

                  7. First Priority Agent as Bailee for Perfection of Interest in Possessory Collateral. The Second Priority Agent, on behalf of the holders of the Second Priority Notes, hereby appoints the First Priority Agent as the agent for the Second Priority Agent and the holders of the Second Priority Notes, solely for the purposes of perfecting Liens in favor of the Second Priority Agent and the holders of the Second Priority Notes on Collateral which is of a type such that perfection of a Lien thereon may be accomplished by possession thereof and to which the First Priority Agent has possession (and the First Priority Agent hereby acknowledges such appointment). In the event all Senior Obligations shall have been paid in full and the First Priority Indenture has been discharged, the First Priority Agent shall deliver to the Second Priority Agent all such Collateral remaining in its possession, and the Issuers hereby irrevocably authorize any such delivery of Collateral by the First Priority Agent. The obligations of the First Priority Agent and the Issuers under the preceding sentence shall survive the termination of this Agreement.

                  8. Notices. All notices, requests and demands to or upon the parties shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, five days after being deposited in the mails by certified mail, return receipt requested, or (c) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

   If to the First Priority Agent:     The Bank of New York Trust Company, N.A.
                                       100 Ashford Center North, Suite 520
                                       Atlanta, Georgia  30338
                                       Attention:  Barbara Royal
                                       Telecopy:  770-698-5195

   If to the Second Priority Agent:    The Bank of New York,
                                       100 Ashford Center North, Suite 520
                                       Atlanta, Georgia  30338
                                       Attention:  Barbara Royal
                                       Telecopy:  770-698-5195

   If to the Company:                  AIRGATE PCS, INC.
                                       Harris Tower, Suite 1700
                                       233 Peachtree Street, N.E.
                                       Atlanta, Georgia 30303
                                       Attention:  General Counsel
                                       Telecopy:  (404) 525-7922

The parties hereto may change their addresses and transmission numbers for notices by notice in the manner provided in this Section. Any notice, request or demand to the First Priority Agent or the Second Priority Agent shall only be deemed effective upon actual receipt.

                  9. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the First Priority Agent and the Second Priority Agent.

                  10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11. Integration. This Agreement represents the entire agreement of the Issuers, the First Priority Agent on behalf of itself and the Senior Lenders and the Second Priority agent on behalf of itself and the holders of Second Priority Notes with respect to the subject matter hereof and there are no promises or representations by any of them relative to the subject matter hereof not reflected herein.

                  12. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the First Priority Agent on behalf of the Senior Lenders and the Second Priority Agent on behalf of the holders of Second Priority Notes. The Company shall not have any right to amend, modify or waive any provision of this Agreement without the consent of the First Priority Agent and the Second Priority Agent, nor shall any consent or signed writing be required of the Company to effect any amendment, modification or waiver of any provision of this Agreement. For the purposes of this Agreement, no amendment of the definitions of "Senior Debt" or subsection (3) of the definition of "Permitted Debt" contained in the Second Priority Indenture or Article XII of the Second Priority Indenture shall be deemed effective without the prior written consent of the Senior Lenders holding a majority of principal amount of Senior Obligations then outstanding.

                  13. Successors and Assigns.

                  (a) This Agreement shall be binding upon and inure to the benefit of each of the Senior Lenders, the First Priority Agent and the Second Priority Agent and their successors and assigns. Each holder of Second Priority Notes, by accepting the benefits of the Second Priority Note Documents, shall be deemed to have agreed to (i) be bound by the provisions of this Agreement and each agreement on the part of such holder as expressed herein and (ii) refrain from taking any action which the Second Priority Agent has agreed not to take, in its individual capacity or on any holder of Second Priority Notes behalf, in this Agreement. Each Senior Lender, by accepting the benefits of the Indenture Documents, shall be deemed to have agreed to (i) be bound by the provisions of this Agreement and (ii) refrain from taking any action which the First Priority Agent has agreed not to take, in its individual capacity or on any Senior Lender's behalf, in this Agreement.

                  (b) Upon a successor administrative agent or collateral agent becoming the trustee under the First Priority Indenture, such successor trustee, as the case may be, automatically shall become the First Priority Agent hereunder with all the rights and powers of such party hereunder, and bound by the provisions hereof, without the need for any further action on the part of any party hereto.

                  (c) Upon a successor Second Priority Agent becoming the Second Priority Agent under the Second Priority Indenture, such successor Second Priority Agent automatically shall become the Second Priority Agent hereunder with all the rights and powers of the Second Priority Agent hereunder, and bound by the provisions hereof, without the need for any further action on the part of any party hereto.

                  14. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereto agrees that all judicial proceedings brought against it arising out of or relating to this Agreement or its obligations hereunder may be brought in the federal court of competent jurisdiction in the State, County and City of New York or if jurisdiction therein is not permitted, in any court of the State of New York located in the County and City of New York, and accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

                  15. Conflict. In the event of any conflict between the provisions of this Agreement and the provisions of the Indenture Documents or the Second Priority Note Documents, the provisions of this Agreement shall govern.

                  16. Authorization. By its signature, each Person executing this Agreement on behalf of other parties hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement by and on behalf of each of such other parties.

                  17. Effectiveness; Acknowledgement by Second Priority Agent. This Agreement is intended to be a "subordination agreement" as that term is used in Section 510 of the Bankruptcy Code and to be enforceable thereunder. All references to the Company shall include the Company as debtor and debtor-in possession and any receiver or trustee for the Company in any Proceeding. The Second Priority Agent, on behalf of the holders of Second Priority Notes, hereby acknowledges and agrees with the Issuers that references to the "Intercreditor Agreement" in the Second Priority Indenture Documents shall, from and after the effectiveness of this Agreement, refer to this Agreement and all references therein to the "Senior Loan Obligations" shall refer to the Senior Obligations and that the "First Lien Termination Date" referred to in the Second Priority Indenture Documents shall not be deemed to have occurred until each of the events referred to in the first sentence of Section 6(a) hereof shall have occurred.

                  18. Compliance with the Trust Indenture Act. Nothing contained herein shall impair the ability of the First Priority Agent or the Second Priority Agent to take any action necessary to comply with any obligations imposed under applicable law, including without limitation, the Trust Indenture Act.

                    Signature Page to Intercreditor Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                    THE BANK OF NEW YORK TRUST COMPANY, N.A., as First Priority Agent


                    By: _____________________________
                         Name:
                         Title:


                    THE BANK OF NEW YORK,
                    as Second Priority Agent



                    By: ____________________________
                      Name:
                      Title:



                    Signature Page to Intercreditor Agreement



Consented:
AIRGATE PCS, INC.


By: ________________________
      Name:
      Title:


Consented:
AGW LEASING COMPANY, INC.
AIRGATE NETWORK SERVICES, LLC
AIRGATE SERVICE COMPANY, INC.


By:_________________________
      Name:
      Title: